UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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LA-Z-BOY INCORPORATED

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Day:	Wednesday, August 18, 2010
Time:	11:00 a.m., Eastern Daylight Time
Place:	La-Z-Boy Incorporated Auditorium 1284 North Telegraph Road Monroe, Michigan

Monroe, Michigan
July 6, 2010

To our shareholders:

You are invited to attend our 2010 annual meeting of shareholders to be held Wednesday, August 18th, at our auditorium in Monroe, Michigan. Only shareholders of record at the close of business on June 22, 2010, will be entitled to vote at the meeting. At the meeting we intend to:

•	Elect four directors for three-year terms expiring in 2013,
•	Ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal 2011,
•	Approve the La-Z-Boy Incorporated 2010 Omnibus Incentive Plan,
•	Vote on the shareholder proposal described in the accompanying proxy statement, and
•	Transact any other business that may properly come before the meeting.

Please vote your proxy promptly. If you received a paper copy of the proxy materials, you may vote by mail by signing, dating, and returning the enclosed proxy card in the accompanying envelope. You may also vote by telephone or on the Internet (see the instructions attached to the proxy card or on the Notice of Internet Availability of Proxy Materials). Even if you vote by one of these methods prior to the meeting, you may still vote your shares in person at the meeting, which will revoke your previous vote.

BY ORDER OF THE BOARD OF DIRECTORS
James P. Klarr, Secretary

2010 PROXY STATEMENT OF LA-Z-BOY INCORPORATED

General Information about the Annual Meeting and Voting

The 2010 annual meeting of the shareholders of La-Z-Boy Incorporated will be held in the La-Z-Boy auditorium on August 18, 2010, beginning at 11:00 A.M. (local time). This proxy statement is being furnished to the shareholders by the company. La-Z-Boy’s board of directors is soliciting your proxy.

Meeting Purpose.  At the meeting, shareholders will elect four directors for three-year terms expiring in 2013. The board nominated Richard M. Gabrys, Janet L. Gurwitch, David K. Hehl and Edwin J. Holman for these seats (see page 3). We are also asking shareholders to ratify the selection of our independent registered accounting firm for fiscal year 2011 (see page 35) and to approve the La-Z-Boy Incorporated 2010 Omnibus Incentive Plan (see page 36). If properly presented at the meeting, the shareholders will also act on a shareholder proposal to revise the election of directors so that all directors are elected annually rather than in three classes (see page 47). We do not expect any other business, except for routine or procedural matters, will be brought up at the meeting. If any other business is properly brought up at the meeting, the persons named in the enclosed proxy will have authority to vote on it at their discretion.

Proxy materials available on the Internet.  In an effort to reduce the cost of delivering the proxy materials to our shareholders, we are making the materials available to our shareholders on the internet. On July 6, 2010, we sent shareholders a one-page “Notice of Internet Availability of Proxy Materials” which included instructions on how to access our proxy materials on the Internet. The proxy materials consisting of the Proxy Statement and Annual Report are available at www.proxyvote.com. The Notice of Internet Availability of Proxy Materials also provides instructions on how to vote your shares. By making the materials available through the Internet, we expect to reduce our costs, conserve natural resources and expedite the delivery of the proxy materials. However, if you prefer to receive hard copies of the proxy materials, please follow the instructions included on the Notice of Internet Availability of Proxy Materials. If you previously elected to receive our proxy materials electronically, you will continue to receive them by e-mail until you elect otherwise.

Voting.  Only shareholders of record on June 22, 2010, the record date, will be eligible to vote. There is only one class of stock entitled to vote at the meeting, our common stock, $1.00 par value, of which there were 52,799,388 shares outstanding on the record date. A quorum, which is a majority of the outstanding shares, is needed to conduct a meeting. Each share is entitled to one vote for each director and one for each issue; cumulative voting is not available. If you received a paper copy of the proxy materials, you may vote your shares by signing and dating each proxy card you receive and returning the cards in the enclosed envelope. The proxies will be voted according to your direction on the proxy card. If you return a signed card without specifying your vote, your shares will be voted:

•	FOR the election of each of the director nominees named in this proxy statement,
•	FOR the proposal to ratify PricewaterhouseCoopers LLP as our independent registered accounting firm for fiscal year 2011,
•	FOR the approval of the La-Z-Boy Incorporated 2010 Omnibus Incentive Plan, and
•	AGAINST the shareholder proposal.

By signing and returning your proxy card, your shares will be voted on any other business that properly comes before the meeting as determined by the persons named in the proxy. You can vote your shares at the meeting.

Electronic Voting.  We encourage you to vote by telephone or on the Internet. If your shares are held in your name, you can vote by telephone or on the Internet by following the instructions on the proxy card or as explained in the Notice of Internet Availability of Proxy Materials. If you are a beneficial holder, where your shares are held in the name of your broker, bank or other nominee, you will receive voting instructions from them, which will include the means to vote by telephone or the Internet.

Shares held by a broker.  If you hold your shares through a broker, bank or other financial institution, you will receive your proxy materials and voting instructions from the institution. In prior years, if you did not provide voting direction, your broker, bank or financial institution could vote your shares on your behalf on matters considered routine, including the election of directors. Under recently changed New York Stock Exchange rules, however, your broker, bank or financial institution will no longer vote your shares in director elections without your specific instructions. To ensure your vote is counted, you will need to provide directions to your broker, bank or financial institution following their instructions.

Changing your vote.  If you choose to change your vote, you may do so by submitting a new vote by proxy, telephone, Internet or in person at the meeting. A later vote will cancel an earlier vote. For example, if you vote by Internet and later vote by telephone, the telephone vote will count and the Internet vote will be cancelled. If you wish to change your vote by mail, you should request a new proxy card from our Secretary (see Principal Executive Office below for the address). The last vote received before the meeting will be the only one counted. You may also change your vote by voting in person at the meeting. Your vote at the meeting will count and cancel your previous vote.

Vote Required.  Under the applicable Michigan corporate laws, directors will be elected by plurality vote. Assuming there is a quorum at the meeting, the nominees receiving the highest through the fourth highest numbers of votes will be elected, regardless of the number of votes cast. Assuming each candidate receives at least one vote, withheld votes and broker non-votes will have no effect on the election results. However, under our corporate governance guidelines, any director failing to receive a majority of the votes cast must offer to resign at the board meeting immediately following the shareholders’ meeting. The board must act on the offer of resignation at or before its next meeting, which is currently planned for mid-November, and publicly disclose its decision. For purposes of this provision of our corporate governance guidelines, only votes for or withheld from a given candidate will be counted as votes cast. Broker non-votes will not count.

The proposal to ratify the selection of the independent registered public accounting firm requires a majority of votes cast on the proposal to pass. Abstentions will have no effect as they are considered as votes not cast. There can be no broker non-votes on this proposal. If the audit committee’s selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm does not receive a majority of the votes cast, as a matter of good corporate practice, the audit committee will reconsider its selection.

To be approved, the La-Z-Boy Incorporated 2010 Omnibus Incentive Plan must receive a majority of the votes cast on the proposal, provided that a majority of shares entitled to vote actually vote “For” or “Against” the proposal. For this purposes, an abstention or broker non-vote will be considered as not voted.

Pursuant to our articles of incorporation and bylaws, the shareholder proposal to amend the bylaws to eliminate the three classes of directors requires the affirmative vote of 67% of the total shares outstanding. Any shares not voted for any reason, including abstentions or broker non-votes, will therefore have the same effect as “no” votes.

Number of Copies Sent to Household.  Where there are two or more shareholders sharing the same address, and unless you withheld your consent to “householding” or instruct us otherwise, we are only sending your household a single copy of our annual report and proxy statement. While “householding” saves us the expense of mailing duplicate documents to your home, and saves our natural resources, we hope this householding program also provides you greater convenience.

However, we will promptly provide additional copies of our 2010 annual report or this proxy statement to the other shareholders in your household if you send a written request to: Office of the Secretary, La-Z-Boy Incorporated, 1284 North Telegraph Road, Monroe, Michigan 48162, or you may call us at 734-457-3385 to request additional copies. Copies of the annual report, proxy statement and other reports we file with the SEC are also available on our Web site at www.la-z-boy.com or through the SEC’s Web site at www.sec.gov.

You may revoke your consent to householding at any time by contacting Broadridge Financial Solutions, Inc., either by calling toll-free 800-542-1061, or by writing to Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717. If you revoke your consent, you will be removed from the householding program within 30 days of receipt of your revocation, and each shareholder at your address will then begin receiving individual copies of our disclosure documents.

More Information about Voting Your Shares.  Information regarding the proxy process is available from the SEC on its Web site at: http://www.sec.gov/spotlight/proxymatters.shtml.

Principal Executive Office.  The shareholders’ annual meeting will be held at the company’s principal executive office, 1284 North Telegraph, Monroe, Michigan, 48162. Any communication for the company’s secretary or directors may be directed to the corporate secretary at this address.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

Our board of directors is divided into three classes, with the number of directors in each class being as nearly equal as possible to the number of directors in each other class. Directors in each class serve for three-year, staggered terms. The terms of the four directors in one of the classes expire at this year’s annual meeting, so four directors will be elected to that class at the meeting. The four directors elected will serve until our annual meeting of shareholders in 2013 and until their successors are elected and qualified.

In anticipation of the retirement of two directors at this meeting, the board of directors expanded the board by electing two new directors earlier this year. Pursuant to our bylaws, these newly elected directors are required to stand for election at this shareholders’ meeting. The board has determined that, simultaneously with the expiration of the two retiring directors’ terms, the size of the board will automatically reduce to eleven seats from the current thirteen seats. Upon the recommendation of the board’s nominating and corporate governance committee, the board has nominated for the four available board seats two of the current directors whose seats are up for election, Richard M. Gabrys and David K. Hehl, and the two newly elected directors, Janet L. Gurwitch and Edwin J. Holman. All of the nominees have consented to serve if elected. In the absence of other instruction, the persons named in the accompanying form of proxy will vote in favor of these nominees. If any nominee becomes unable or unwilling to serve, which we do not expect, the proxy holders will vote for a substitute nominee designated by the board.

Under applicable Michigan corporate law, directors will be elected at the meeting by a plurality of votes cast from among those persons duly nominated with separate balloting for the four positions. Thus, the nominees who receive the highest through fourth highest numbers of votes will be elected, regardless of the number of votes that for any reason are not cast for the election of those nominees, including abstention, broker non-votes, or withholding of authority. However, any director who does not receive a majority of the votes cast must tender his or her resignation at the board meeting immediately following the shareholders’ meeting. The board then must act on the offer of resignation at or before its next meeting, which is currently planned for mid-November, and publicly disclose its decision. Any vacancy created by such resignation may then be filled by the board of directors pursuant to our bylaws.

We provide information about each nominee for election at the meeting and each director continuing in office below. Unless otherwise indicated, the principal occupation of each director or director nominee has been the same for at least five years.

Director Nominees for Terms Expiring in 2013

Richard M. Gabrys, age 68, has served as a Director since 2006. Mr. Gabrys worked for 42 years with Deloitte & Touche (a professional services firm providing audit and financial advisory services) and retired in 2004 as its Vice Chairman. He continues to be licensed to practice as a certified public accountant in the State of Michigan. He recently was Dean of Wayne State University School of Business Administration (from 2006 through 2007). He currently serves as a director of CMS Energy Corp. (an integrated energy company), TriMas Corporation (a manufacturer of high-quality trailer products, recreational accessories, packaging systems, energy products and industrial specialty products) and Massey Energy Company (a coal producer). He also serves on the boards of several tax-exempt organizations, including The Detroit Institute of Arts, Karmanos Cancer Institute, Alliance for Safer Streets in Detroit (Crime Stoppers), Detroit Regional Chamber and Ave Maria University. He also is a member of the Management Board of Renaissance Venture Capital Fund, an affiliate of Business Leaders for Michigan, a non-profit executive leadership organization. In addition, within the past five years, Mr. Gabrys served on the board of directors of Dana Corporation, an automotive supplier. Mr. Gabrys brings to our board his knowledge and experience related to public reporting, mergers and acquisitions, risk oversight, executive compensation and corporate governance matters gained from 42 years in public accounting and by having served on the boards of multiple publicly-traded companies.

Janet L. Gurwitch, age 57, was elected director of La-Z-Boy in January 2010. Since 2009, she has been the chairman of Gurwitch Consulting Group LLC. She also served as an adjunct professor in management at Rice University for the 2009 – 2010 academic year. Previously she was co-founder & CEO of Laura Mercier Cosmetics from 1995 – 2008. She also served as the executive vice president of Neiman Marcus (1992 – 1995) and senior vice president of merchandising for Foley’s Department Store where she worked from 1974 – 1992. Ms. Gurwitch is a member of the board of directors for Urban Decay Cosmetics, LLC (a cosmetics company located in Newport Beach, CA) and Castanea Partners, Inc. (a private equity and venture capital firm). She also is a member of the Council of Overseers (an advisory board) of the Jesse H. Jones Graduate School of Business at Rice University and is on the Development Board of the University of Texas Health Science Center. Ms. Gurwitch brings to our board her experience as a CEO of a consumer focused, fashion oriented company as well as her experience as an executive at several large retail operations.

David K. Hehl, age 63, has been a director since 1977. He is a certified public accountant and a member of the public accounting firm of Cooley Hehl Wohlgamuth & Carlton P.L.L.C. Mr. Hehl is the longest serving director and provides a unique historical perspective. Through his 40 years in audit and tax services, along with his experience on the board, Mr. Hehl has developed the financial, risk oversight and corporate governance skills to qualify him for service on our board.

Edwin J. Holman, age 63, was elected director of La-Z-Boy in January 2010. Mr. Holman served as chairman and CEO of Macy’s Central (2004 – 2009), a division of Macy’s Inc. (an operator of department stores in the Midwest and Southern United States). He also served as president and CEO of Galyan’s Trading Company (2003 – 2004) (sporting goods retailer). Previously, Mr. Holman was the president and COO of Bloomingdale’s (2000 – 2003), a division of Federated Department Stores Inc.; president and COO of Rich’s/Lazarus/Goldsmiths divisions, a division of Federated Department Stores, Inc. (1999 – 2000); chairman and CEO of Petrie Retail, Inc. (1996 – 1999); president and COO of the department stores, Woodward & Lothrop (1994 – 1996); vice chairman and COO of The Carter Hawley Hale Stores; and a senior operating executive of The Neiman Marcus Group. Mr. Holman is currently the chairman of the board (since September 2009) of The Pantry, Inc. (convenience stores) where he has been a director since 2005. He previously served as a director on the boards of several public companies including Office Max (2003) and Circle International (1994 – 2000), a provider of international transportation and logistics. He is the non-executive chairman of RGIS International (retail inventory solutions), a portfolio company of the Blackstone Group. Mr. Holman’s 40 years of executive and operational experience in department stores and specialty retailing, combined with his experience on public company boards, makes him qualified to serve on our board.

The Board of Directors recommends a vote FOR each of the above nominees.

Continuing Directors with Terms Expiring in 2011

Kurt L. Darrow, age 55, has been a director since 2003, and is currently our president and chief executive officer (also since 2003). From 1979 to 2003, he served in positions of increasing responsibility in sales and marketing, culminating in his being named president of La-Z-Boy Residential, our largest division. He is a member of the board of directors of the Mercy Memorial Hospital Corporation in Monroe, Michigan, and a Trustee of Adrian College (Adrian, Michigan). He is also a member of the Business Leaders for Michigan, a non-profit executive leadership organization. With the leadership and knowledge related to La-Z-Boy and the industry, developed over his 30 years at La-Z-Boy, Mr. Darrow is qualified to serve on our board.

James W. Johnston, age 71, has been a director since 1991 and has been the chairman of our board since August 2006. Prior to his election as chairman of the board, Mr. Johnston served as chairman of the nominating and governance committee. Prior to his retirement in 2003, Mr. Johnston was a self-employed financial and business consultant and is currently a private investor. He brings to the board experience in board leadership, corporate governance and company strategy.

H. George Levy, M.D., age 60, has been a director since 1997. He currently practices otorhinolaryngology and formerly was chairman and CEO of USI, Inc. (a private firm engaged in consulting on e-commerce, Web design and systems integration) and formerly CEO and founder of Enduenet, Inc. (a firm providing electronic medical records for physicians and hospitals). He is also a director of Michigan Trust Bank. Dr. Levy’s entrepreneurial experience, coupled with his public company board experience, qualifies him for service on our board.

W. Alan McCollough, age 60, has been a director since 2007. He formerly was chairman and CEO of Circuit City Stores, Inc. (retailer of consumer electronics, home office products, entertainment software, and related services) from 2000 to 2006. He began his career at Circuit City in 1987, progressed through its ranks and was named its president in 1997. He was a Circuit City director from 1999 to 2006. He has served on the boards of VF Corporation (branded apparel) since 2000 and The Goodyear Tire & Rubber Company since 2007. He also serves as a trustee of the Joslin Diabetes Center, a nonprofit organization. Mr. McCollough’s experience leading a large publicly traded consumer products company, as well as his service on public company boards, qualifies him to serve on our board.

Continuing Directors with Terms Expiring in 2012

John H. Foss, age 67, has been a director since 2001. He retired as Vice President, Treasurer and Chief Financial Officer of Tecumseh Products Company (manufacturer of compressors and pumps) in 2001. He serves as a director of United Bancorp, Inc. (since 1992). Mr. Foss’s service as the chief financial officer and director of a public company provided him experience in strategic planning, compensation management, internal controls, mergers and acquisitions, and corporate governance, all of which qualifies him for service on our board.

Janet E. Kerr, age 55, has been a director since 2009. She is currently a professor of law and the Executive Director of the Geoffrey H. Palmer Center for Entrepreneurship and the Law at Pepperdine University School of Law in Malibu, California. Professor Kerr has served as a consultant to various companies on Sarbanes-Oxley Act compliance and corporate governance. She has founded several technology companies and is a well-known author in the areas of securities, corporate law and corporate governance, having published several articles and a book on the subjects. Professor Kerr was a co-founder of X-Labs, a technology company co-founded with HRL Laboratories. Professor Kerr is also a member of the board of directors of CKE Restaurants, Inc., Tilly’s, Inc. (a privately held retailer of apparel and accessories) and TCW Strategic Income Fund, Inc. (a NYSE listed closed end registered investment company). Ms. Kerr’s service on public and private company boards and her skills and experience in the practice of law and corporate governance qualify her for service on our board.

Nido R. Qubein, age 61, has been a director since 2006. He has been the president of High Point University since 2005 and chairman of the board of Great Harvest Bread Company (bakery franchise) since 2001. He also served from 2000 to 2008 as chairman of Biz Life, Inc. (magazine publishing) and was chairman of Creative Services, Inc. (publishing and consulting) from 1978 to 2006. He has served as a director on the boards of BB&T Corporation (banking and financial services) since 1990 and the Great Harvest Bread Company since 2001. Dr. Qubein has written a dozen books on leadership, sales, communication and marketing and serves as advisor to businesses and organizations throughout the world on how to brand and position their enterprises successfully. Dr. Qubein’s experience as an entrepreneur, a director on public company boards and a leader at multiple companies qualifies him to serve on our board.

Directors Not Standing For Reelection

Under our governance guidelines, a director will not be nominated for reelection after having reached the age of 70. Two of our current directors, Rocque Lipford (a director since 1979) and Jack Thompson (a director since 2001), have reached the mandatory retirement age and their terms of service as a director will end at this shareholders’ meeting. The directors, management and employees of La-Z-Boy extend our gratitude for their service to La-Z-Boy.

SHARE OWNERSHIP INFORMATION

The tables below provide information about beneficial owners of our common shares. Under applicable SEC rules, anyone that has or shares the right to vote any of our common shares, or has or shares dispositive power over any of them, is a “beneficial owner” of those shares. The settlor of a trust with a right to revoke the trust and regain the shares, or a person who can acquire shares by exercising an option or a conversion right, may also be considered a beneficial owner under these rules. Consequently, more than one person can be considered the beneficial owner of the same common shares. Unless otherwise indicated below, each owner named in a table has sole voting and sole dispositive power over the shares reported for that person.

Security Ownership of Known Over 5% Beneficial Owners
(as of December 31, 2009, except as otherwise indicated)

Name and Address	Number of Shares	Percent of Class
BlackRock Inc. 40 East 52nd Street New York, NY 10022	4,175,104	7.91
Dimensional Fund Advisors, LP Palisades West, Building One 6300 Bee Cove Road Austin, TX 78746	3,129,586	5.93
Franklin Resources, Inc. and related parties One Franklin Parkway San Mateo, CA 94403	2,691,100	5.10

•	Information about BlackRock Inc. and its related companies is based on a Schedule 13G they filed jointly after December 31, 2009, in which they reported that as of that date they had sole voting and dispositive power over 4,175,104 common shares. The other companies reported as beneficial owners of our common shares were BlackRock Asset Management Japan Limited, BlackRock Advisors (UK) Limited, BlackRock Institutional Trust Company, N.A., BlackRock Fund Advisors, BlackRock Asset Management Australia Limited, and BlackRock Investment Management, LLC.
•	Information about Dimensional Fund Advisors LP is based on an amended Schedule 13G it filed after December 31, 2009, in which it reported that as of that date it had sole voting power over 3,073,487 common shares and sole dispositive power over 3,129,586 common shares. It also reported that it serves as an investment manager and an investment advisor to various investment companies, trusts and accounts, and that the shares are owned by its clients, no one of which, to the knowledge of Dimension Fund Advisors LP, owns more than 5% of the class. Dimensional Fund Advisors LP disclaims beneficial ownership of all the shares.
•	Information about Franklin Resources, Inc., Charles B. Johnson and Rupert H. Johnson, principal shareholders of Franklin Resources, Inc., and Franklin Advisory Services, LLC is based on an amended Schedule 13G they filed jointly after December 31, 2009, in which they reported that as of that date they had sole voting power over 2,589,800 common shares and sole dispositive power over 2,691,000 common shares through their control of Franklin Mutual Advisers, LLC, a wholly owned subsidiary of Franklin Resources, Inc., that acts as investment manager to various investment companies that hold our shares.

Security Ownership of Current Management
(as of the record date for the annual meeting)

The following table shows the beneficial ownership of our common stock by each director, each executive officer named in the Summary Compensation Table, and all directors and current executive officers as a group as of the record date for the annual meeting.

Name	Number of Shares	Percent of Class
Mark S. Bacon, Sr.	69,362	*
Kurt L. Darrow	663,688	1.25
John H. Foss	15,100	*
Richard M. Gabrys	9,000	*
Janet L. Gurwitch	0	*
David K. Hehl	56,772	*
Edwin J. Holman	0	*
James W. Johnston	1,394,029	2.64
Janet E. Kerr	0	*
Steven M. Kincaid	238,025	*
H. George Levy	19,000	*
Rocque E. Lipford	22,300	*
W. Alan McCollough	7,000	*
Nido R. Qubein	20,960	*
Louis M. Riccio, Jr.	138,020	*
Otis S. Sawyer	142,087	*
Jack L. Thompson	15,400	*
All current directors and current executive officers as a group (17 persons)	2,810,743	5.25

*	less than 1%
•	For purposes of calculating the percentage ownership of the group in the table above, all shares subject to options held by any group member that currently are exercisable or that will become exercisable within 60 days of July 1, 2010, are treated as outstanding, but for purposes of calculating the percentage of ownership of any individual, only the optioned shares held by that individual are treated as outstanding. The table includes the following numbers of optioned shares:

Mr. Bacon	31,012
Mr. Darrow	379,225
Mr. Kincaid	126,962
Mr. Riccio	86,562
Mr. Sawyer	91,162
All current directors and current executive officers as a group	714,923
•	The table also includes the following numbers of shares owned by a named person’s wife or held in trust, beneficial ownership of which is disclaimed by him:

Mr. Hehl	13,272
Mr. Johnston	453,829
•	Shares shown in the table for Mr. Lipford do not include 111,879 common shares held by the Edwin J. and Ruth M. Shoemaker Foundation. Mr. Lipford acts as one of the six members of the board of directors of the Foundation. He disclaims beneficial ownership with respect to these shares.
•	None of the shares shown in the table are pledged as security.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, some over 10% owners of our common shares, and some persons who formerly were directors, executive officers, or over 10% owners, to file reports of ownership and changes in ownership with the SEC and the NYSE and furnish us with a copy of each report filed. Based solely on our review of copies of the reports filed by some of those persons and written representations from others that no reports were required, we believe that during fiscal 2010 all Section 16(a) filing requirements were complied with in a timely fashion.

CORPORATE GOVERNANCE

Board of Directors.  Our board is currently composed of twelve independent directors and one employee director, our president and chief executive officer. The board was expanded during the past year to include two new directors to allow for an orderly transition related to two directors that have reached the mandatory director retirement age. Simultaneously with the shareholders’ meeting and election of the directors, the size of the board will automatically reduce from thirteen to eleven directors.

Leadership.  Our company has a history of adapting its leadership structure to meet the company’s needs and best serve the interest of our shareholders. Until the late ’90s, the roles of chairman and CEO were combined. In 1999, we separated the roles of the chairman and chief executive officer; and since 2006, James W. Johnston has served as the independent chairman of our board of directors. We believe that by maintaining a structure with an independent chairman, the chairman can work to focus the attention of the board on its oversight role while allowing the chief executive officer to focus his efforts on developing and implementing strategy as well as providing leadership to the employees. With the separation of roles, the chairman is able to concentrate on matters of corporate governance, oversight, and strategic guidance at the board level that are distinct from the many operational and strategic reports and recommendations brought to the board by the CEO. The directors have determined that in the current business environment this structure continues to be effective for La-Z-Boy.

The chairman, working with the chief executive officer, approves meeting agendas and presides over all the regular board meetings. The chairman also serves as a liaison between the board and the CEO to expedite communications among all the directors. While the chairman and the chief executive officer confer on the meeting agendas, any director may suggest items for the agenda or request additional information from management.

The board met eight times during the fiscal year ended in April 2010, including six times in executive session. Beginning in mid-fiscal 2010, the directors adopted a policy to meet in executive session without management present following each regularly scheduled board meeting. In prior years, the board scheduled the executive sessions for four meetings. These executive sessions are chaired by the chairman of the nominating and governance committee. Each director attended at least 75% of the total of all meetings of the board and committees on which each served during the fiscal year 2010. Last year, all the then-current directors attended the 2009 shareholders’ meeting, and we expect all the current directors to attend the 2010 shareholders’ meeting.

The board has adopted and operates under a set of guidelines that outline, among other governance matters, the role of the board and our policies related to director criteria, independence, qualification, orientation, and assessment of board performance. These guidelines can be found on our Web site at http://www.la-z-boy.com/about/corp_governance.aspx. In addition to the Corporate Governance Guidelines, you will also find the charter for each of the board’s key committees as well as our Code of Business Conduct, which establishes our expectations for the business behavior of our employees, officers and directors. We will provide print copies of these materials, at no cost, to any shareholder who requests a copy from the Corporate Secretary at 1284 N. Telegraph, Monroe, Michigan 48162.

Risk Oversight.  The board of directors is responsible for overseeing our risks. The board recently established a risk oversight committee comprised of six independent directors to assist in the board’s oversight efforts. The risk oversight committee, working with outside risk consultants and the other board committees, has allocated the oversight responsibility of our identified risk categories to the various committees and the board as appropriate. The risk oversight committee, utilizing the services of outside risk consultants as needed, will regularly review our process for identifying, prioritizing and mitigating various risks. In addition, the committee will review our risk tolerance and its alignment with our strategic plan. The board and each committee, as part of their oversight efforts, will review their respective risk categories.

Director Compensation.  We designed the annual pay package for directors to attract and retain highly qualified professionals to represent our shareholders. Directors who also are employees receive no additional compensation for serving on the board. Non-employee directors receive a combination of cash and restricted stock units as compensation for their service. We also reimburse our directors for their costs of travel, lodging and related expenses while on company-related business. The company provides membership in the National Association of Corporate Directors for each director, and reimburses them for fees and expenses for participation in NACD and other programs intended to increase their knowledge of corporate governance and other issues related to their duties as directors. We encourage our directors to visit our company facilities, independently owned retail outlets and our competitors to improve their understanding of our operations and the industry. For the fiscal year ended April 2010, we paid each director cash and equity compensation in the following amounts:

Cash Compensation

•	Each non-employee director received an annual cash retainer of $35,000. Ms. Gurwitch and Mr. Holman received pro-rated cash retainers of $10,082 for their services from January through April.
•	The non-executive chairman of the board received an additional annual cash retainer of $100,000.
•	The chairman of the audit committee received an additional annual cash retainer of $10,000.
•	The chairmen of the other board committees each received additional annual cash retainers of $6,000. Ms. Kerr received a pro-rated retainer of $4,217 for her services as chairman of the risk oversight committee from August, 2009 until April, 2010.
•	In addition to the annual retainers, which are paid in quarterly installments, non-employee directors received $1,500 for each board meeting or committee meeting attended in person or by conference call.

Equity Compensation

•	On September 1, 2009, each non-employee director then in office received a grant of 7,927 restricted stock units with a grant date value of $65,001.
•	On February 1, 2010, Ms. Gurwitch and Mr. Holman each received a grant of 5,000 restricted stock units with a grant date value of $51,250.
•	Each restricted stock unit is equivalent in value to a share of La-Z-Boy common stock. Dividend equivalents are awarded on restricted stock units at the same time and in the same amount as dividends declared on our common shares. The restricted stock units do not include voting rights. The units vest and are settled when the director leaves the board and are settled in cash only.

The following table provides details regarding each of the non-employee directors’ compensation for fiscal 2010. The amount of annual cash compensation varied based on committee participation, committee chairs held, meetings attended, and mid-year election to the board and committees. Stock awards reflect the grant date fair value.

Fiscal 2010 Non-employee Director Compensation

Name	Fees Earned or Paid in Cash $(1)	Stock Awards $(2)	Total ($)
John H. Foss	73,500	65,001	138,501
Richard M. Gabrys	71,000	65,001	136,001
Janet L. Gurwitch	14,582	51,250	65,832
David K. Hehl	63,500	65,001	128,501
Edwin J. Holman	14,582	51,250	65,832
James W. Johnston	147,000	65,001	212,001
Janet E. Kerr	64,717	65,001	129,718
H. George Levy	66,500	65,001	131,501
Rocque E. Lipford	66,500	65,001	131,501
W. Allan McCollough	62,000	65,001	127,001
Nido R. Qubein	62,000	65,001	127,001
Jack L. Thompson	53,000	65,001	118,001

(1)	Includes actual annual board retainer fee, committee chairman fees, and meeting fees.
(2)	Reflects the grant date fair value computed in accordance with FASB ASC Topic 718. Except for Janet L. Gurwitch and Edwin J. Holman, each director received 7,927 restricted stock units on September 1, 2009. Upon joining the board, Janet L. Gurwitch and Edwin J. Holman were awarded 5,000 restricted stock units. As of April 24, 2010, the number of restricted stock units held by each non-employee director (which vest and settle when the director leaves the board) were:

John H. Foss	16,514
Richard M. Gabrys	16,514
Janet L. Gurwitch	5,000
David K. Hehl	16,514
Edwin J. Holman	5,000
James W. Johnston	16,514
Janet E. Kerr	12,927
H. George Levy	16,514
Rocque E. Lipford	16,514
W. Allan McCollough	16,514
Nido R. Qubein	16,514
Jack L. Thompson	16,514

We are proposing to replace the Deferred Stock Unit Plan for Non-Employee Directors (and 2004 Long-Term Equity Plan for employees) with the 2010 Omnibus Incentive Plan (see proposal 3 on page 36). The new plan is subject to shareholder approval. If approved, the directors will receive, on September 1, 2010, a grant of restricted stock units with terms similar to the current Deferred Stock Unit Plan, except that the settlement at the time the director leaves the board will be made in shares rather than cash. The grant date value of the restricted stock units will remain $65,000 for each director.

Non-Employee Director Stock Ownership Guideline.  In June 2010, the directors adopted a minimum stock ownership guideline for non-employee directors under which the directors are expected to own La-Z-Boy equity (including deferred or restricted stock units) at least equal in value to five times the annual cash retainer, with a five-year timetable to comply.

Independence.  Our board of directors strongly supports the concept of director independence. The Chief Executive Officer is the only member of the board who is a current or past La-Z-Boy employee. Under our Corporate Governance Guidelines, we mandate that a majority of directors must be independent. In addition, we limit membership on the audit, compensation, nominating and corporate governance, and risk oversight committees to independent directors. The board annually reviews and affirmatively determines the independence of each director. With the exception of our chief executive officer, Kurt L. Darrow, we have determined that each of the directors is an independent director and lacks any material relationship with the company that would impede his or her autonomy. In making its determination, the board utilized the following criteria, as reflected in our Corporate Governance Guidelines:

•	Within the last three years a director or immediate family member may not have been an employee of the company or its independent registered public accounting firm.
•	Within the last three years a director or immediate family member may not have been part of an interlocking directorship in which any of our executive officers serves on the compensation committee of another company that employs the director or family member.
•	Within the last three years a director or immediate family member may not have received more than $120,000 during any 12-month period in direct compensation from La-Z-Boy, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided the compensation is not contingent in any way on continued service).
•	A director or immediate family member may not be an executive officer or employee of an entity that makes payments to or receives payments (other than contributions to a tax-exempt organization or charity) from us for property or services that, in any single fiscal year, within the last three years, exceed the greater of $1 million or 2% of the other entity’s consolidated gross revenues.
•	The following categorical standards identify relationships that a director may have with us that will not be considered material:
º	If a director is an executive officer, director, or shareholder of another company that does business with us and the annual revenues derived from that business are less than 1% of either company’s total revenues.
º	If a director is an executive officer, director, or shareholder of another company that is indebted to us, or to which we are indebted, and the total amount of either company’s indebtedness to the other is less than 1% of the total consolidated assets of each company; or if the director is an executive officer, director, or shareholder of a bank or other financial institution (or its holding company) that extends credit to us on normal commercial terms and the total amount of our indebtedness to the bank or other financial institution is less than 3% of our total consolidated assets.
º	If a director is an executive officer or director of another company in which we own common stock, and the amount of our common stock interest is less than 5% of the total shareholders’ equity of the other company.
º	If any family member of a director is or was employed by us in a non-executive capacity and the family member’s compensation has not exceeded $100,000 in any one fiscal year.
º	If a director is a director, officer, or trustee of a charitable organization, our annual charitable contributions to the organization (exclusive of gift-match payments) are less than 1% of the organization’s total annual charitable receipts, all of our contributions to the organization were approved through our normal approval process, and no contribution was made “on behalf of” any of our officers or directors; or if a director is a director of the La-Z-Boy Foundation.
º	If a director is a member of, employed by, or of counsel to a law firm or investment banking firm that performs services for us, payments made by us to the firm during a fiscal year do not exceed 1% of the firm’s gross revenues for the fiscal year, and the director’s relationship with the firm is such that his or her compensation is not linked directly or indirectly to the amount of payments the firm receives from us.

The NYSE Listed Company rules also require that a majority of our directors be independent directors. Applying these standards and the criteria in our Corporate Governance Guidelines, the board of directors has affirmatively determined that each of the following directors, comprising all of the non-management directors, meets the criteria for “independent” directors set forth in the listing standards of the NYSE and is an

“independent” director under those standards and under our Corporate Governance Guidelines: Ms. Kerr and Ms. Gurwitch, Messrs. Foss, Gabrys, Hehl, Holman, Johnston, Lipford, McCollough, Qubein and Thompson, and Dr. Levy. Mr. Lipford is “Of Counsel” to the law firm of Miller, Canfield, Paddock and Stone, P.L.C., which provided us with legal services in 2010 and has done so for many years. The board determined that Mr. Lipford is independent under the last of the categorical standards listed above because of the nature of his relationship with Miller Canfield and because Miller Canfield advised us that the total amount we paid it during the past fiscal year was less than 0.5% of its gross revenues for that period.

Majority Vote Standard for Director Elections.  Under our Corporate Governance Guidelines, we have established a majority vote standard for directors in an uncontested election. Should a director not receive a majority of the votes cast in an uncontested election, he or she is required to submit his or her resignation at the annual board meeting immediately following the annual shareholders’ meeting. The other directors must act on the resignation at or before the next regularly scheduled meeting and publicly report the board’s decision. For purposes of this rule, an election is treated as contested when there are more nominees than positions to be filled by election at the meeting.

Communication with Directors.  Interested parties wishing to communicate their comments, concerns or questions about La-Z-Boy to the board of directors, the chairman or any or all of the non-employee directors may do so by U.S. mail addressed to the board, the chairman or the non-employee directors (or any of them) at:

Office of the Corporate Secretary
La-Z-Boy Incorporated
1284 North Telegraph Road
Monroe, Michigan 48162

The corporate secretary reviews and compiles any communications received for the board, board committees or individual non-employee directors. He provides a summary of any lengthy or repetitive communications, and forwards them to the appropriate director or directors. The complete communication is furnished to the appropriate director or directors upon their request.

Related Party Transactions.  Our company’s Code of Business Conduct, which applies to all employees, executive officers and directors, requires avoidance of any situation creating a potential conflict of interest. Where a potential conflict is unavoidable, it must be disclosed to our president or secretary, or to the chairman of the audit committee. Each year we require the directors and executive officers to complete a questionnaire disclosing any transactions between the directors or executive officers, including their immediate family members, and La-Z-Boy. The audit committee is responsible for reviewing and approving any related party transactions involving directors or executives. The audit committee reviews any transactions related to directors or executive officers reported, or identified from the questionnaires, and takes appropriate action. We will disclose any waivers of the Code of Business Conduct related to the directors or executive officers on our Web site. We granted no waivers in fiscal 2010.

Independent Audits.  The lead partner of our independent registered public accounting firm is rotated at least every five years. PricewaterhouseCoopers LLP has been selected as the independent registered public accounting firm for fiscal 2011.

Board Committees.  We currently have four standing committees of the board: the audit, compensation, nominating and corporate governance, and risk oversight committees. At the annual board of directors meeting, the directors establish the membership and determine the chairman for each committee. In accordance with our Corporate Governance Guidelines and the independence standards of the NYSE rules, only independent directors serve on these committees.

The board of directors reviews and approves each of the committees’ charters and amendments. Each committee of the board, and the board itself, has the authority to engage independent consultants and advisors at the company’s expense. The chairman of the board is not a member of any of the board committees, but he does coordinate the agendas and activities of the committees with each committee chairman and attends the committee meetings. The current membership of each of the key committees is shown in the following table:

Name	Audit	Compensation	Nominating and Corporate Governance	Risk Oversight
Kurt L. Darrow
John H. Foss	Chair			X
Richard M. Gabrys	X	Chair
Janet L. Gurwitch		X		X
David K. Hehl	X			X
Edwin J. Holman	X		X
James W. Johnston
Janet E. Kerr			X	Chair
H. George Levy		X		X
Rocque E. Lipford			Chair	X
W. Alan McCollough		X	X
Nido R. Qubein		X	X
Jack L. Thompson		X

Audit Committee

The audit committee assists the board in the oversight of our financial reporting process, our compliance with legal and regulatory requirements, and the effectiveness of the internal and external audit functions. The audit committee does not provide any expert or special assurance about the financial statements or any professional certification of the outside auditor’s work. The committee selects the independent registered public accounting firm to perform the annual audit of financial statements and internal controls. The committee oversees all aspects of dealing with the independent registered public accounting firm, including its appointment, retention and compensation. The committee monitors the auditor’s independence and annually requests and reviews the outside auditor’s written statement of relationships between the auditor and the company. The committee limits our use of the outside auditors for non-audit work. In addition, the audit committee discusses the quality and adequacy of internal controls with management and the outside auditor. Under its charter, each member of the committee must meet the enhanced independence standards for audit committees as established in the SEC and NYSE listing standards. The board has determined each of the four committee members meets these independence standards, is financially literate within the meaning of the SEC rules, and is an audit committee financial expert within the meaning of the NYSE’s corporate governance listing standards. For further discussion of the audit committee’s activities see the “Audit Committee Report” at page 15.

Compensation Committee

The compensation committee assists the board in overseeing the compensation programs for our executives and directors, including the related risks. The compensation committee regularly reviews and approves the compensation package for our chief executive officer, chief financial officer and the executive officers named in the Summary Compensation Table (referred to as the named executive officers), with the intent of providing a total compensation package that is competitive with market-median levels for expected performance. The committee annually evaluates the performance of our chief executive officer and reviews the performance of the other named executive officers with the chief executive officer. Membership on the committee requires directors to meet standards of independence as promulgated by the SEC (i.e. “non-employee director” as defined in the rules under Section 16 of the Securities Exchange Act of 1934), the Internal Revenue Service (i.e. “outside director” as defined in the regulations under Section 162(m) of the Internal Revenue Code) and the NYSE listing standards. In performing its duties the committee utilizes an independent outside compensation consultant (Towers Perrin and subsequently Hay Group during fiscal 2010)

and has access to our human resources and legal personnel and senior management. The compensation committee annually produces a report on executive compensation for inclusion in the proxy statement (see page 24). The compensation committee met six times during fiscal 2010. The charter of the compensation committee will be provided to any shareholder upon request and can be found on our Web site at http://www.la-z-boy.com/about/corporate_governance.aspx.

Compensation Risk Assessment.  The compensation committee, with the assistance of its outside compensation consultant, reviewed management’s risk assessment related to the our compensation plans and concluded that our policies and practices are not reasonably likely to have a material adverse effect on the company. At the committee’s request, management undertook a detailed review of its compensation programs to identify material risks and the existing processes mitigating the risks. Management reviewed the existing compensation plans with a focus on incentive compensation plans and evaluated the plans for various factors including alignment with business strategy, consistent performance metrics, the use of hurdles, market competitiveness, impact on motivation, and the opportunities for management discretion. The review probed for material financial, operational and reputational risks. Management discussed the results of this review with Hay Group, the compensation committee’s independent compensation consultant. Management subsequently reviewed with the compensation committee the identified risks and management’s determination that the plans and policies do not create risks that are reasonably likely to have a material adverse effect on the company.

Compensation Committee Interlocks and Insider Participation.  Messrs. Gabrys, Levy, McCollough, Qubein, and Thompson served throughout fiscal 2010 as members of the compensation committee. After her appointment to the board, Janet L. Gurwitch was added to the committee. None of the members of the committee has been an officer or an employee of La-Z-Boy Incorporated or any of its subsidiaries. No named executive officer serves on the board of directors of any company at which a compensation committee member is employed.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee is composed of independent directors who met five times during fiscal 2010. The nominating and corporate governance committee identifies, evaluates, and recommends director candidates to the board. The committee also oversees the board’s practices, policies, and procedures and makes recommendations on general corporate governance issues including the size, structure, and composition of the board and its committees. The committee considers candidates identified by the committee’s own members or referrals from other board members, management, or outside sources, including candidates recommended by shareholders. (For information on how to propose a candidate to the nominating and corporate governance committee and on the requirements for a shareholder’s own nomination of a director, see Next Annual Meeting — Shareholder Proposals for the 2011 Annual Meeting on page 49.) During fiscal 2010, the committee utilized a recruiting firm to assist in identifying and evaluating director candidates and checking their references. In evaluating proposed candidates, the committee may review their resumes, obtain references and conduct personal interviews. The Committee considers, among other factors, the candidate’s experience, leadership qualities, integrity, diversity, ability to exercise mature judgment, independence and ability to make the appropriate time commitments to the board. The committee’s charter can be found on our Web site at http://www.la-z-boy.com/about/corp_governance.aspx.

Risk Oversight Committee

The risk oversight committee assists the board in its oversight of the company’s risks and in assessing the appropriateness of our strategy in light of those risks. The committee is comprised of six independent directors who met four times during fiscal 2010 and worked with outside risk consultants and the other committees of the board to ensure that the oversight responsibility of the identified risk categories was allocated to the appropriate committee or full board. The committee oversees our risk assessment, mitigation processes, and determination of risk tolerance. The risk oversight committee charter can be found on our Web site at http://www.la-z-boy.com/about/corp_governance.aspx.

AUDIT COMMITTEE REPORT

The audit committee assists the board in its oversight of the integrity of the financial reporting process, internal controls and procedures, and compliance with legal and regulatory requirements. The audit committee members do not replace or duplicate the activities of management or the independent registered public accounting firm. While management is directly responsible for its internal controls and financial reporting process, the independent registered public accounting firm is responsible for performing an independent audit of the company’s consolidated financial statements and its internal controls over financial reporting in accordance with the auditing standards of the Public Company Accounting Oversight Board. The audit committee manages all aspects of the relationship with the independent registered public accounting firm, including its selection, compensation, retention, replacement and the scope of any additional work.

The audit committee met seven times during fiscal 2010 with the senior members of the company’s financial management team and the independent registered public accounting firm. The committee also met with other key managers selected by the committee to review some of the key financial risks. To assist the committee in performing its duties, the committee has access to advice and assistance from outside legal, accounting and other advisors at company expense. As part of its process in selecting the independent registered public accounting firm to perform the annual audit and review of internal controls, the audit committee discussed with the independent auditors the matters required to be discussed under the applicable standards promulgated by the Public Company Accounting Oversight Board. The audit committee also received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence and discussed with the independent accountant the independent accountant’s independence. In order to monitor the independence of PricewaterhouseCoopers LLP, the committee discusses the work they propose to perform and fees they will earn related to non-audit services prior to the performance of such work. The audit committee recently reviewed and amended its charter, and a copy of the current audit committee charter is available on the La-Z-Boy Web site at http://www.la-z-boy.com/about/corp_governance.aspx.

In order to recommend that the audited financial statements be included in the company’s Annual Report, the audit committee reviewed and discussed the fiscal 2010 audited financial statements and its internal controls over financial reporting with management and PricewaterhouseCoopers LLP. In addition, the audit committee regularly met in executive session without management and in separate private session with the independent registered public accounting firm to discuss management’s financial estimates and judgment, the internal control over financial reporting, accounting principles, and regulatory compliance. The audit committee also met individually in executive session with the chief executive officer, chief financial officer, head of audit services, and other members of senior management to discuss these same topics. As a result, the audit committee recommended to the board of directors, and the board of directors has approved, including the audited financial statements in La-Z-Boy’s Annual Report on Form 10-K for the fiscal year ended April 24, 2010, for filing with the Securities and Exchange Commission.

The Audit Committee
John H. Foss, Chairman
Richard M. Gabrys
David K. Hehl
Edwin J. Holman

Audit Fees

For professional services rendered to us for fiscal years 2010 and 2009, PricewaterhouseCoopers LLP has billed us as follows:

	Fiscal 2010	Fiscal 2009
Audit Fees	$1,100,800	$1,397,400
Audit Related Fees	102,500	132,824
Tax Fees	28,000	32,100
All Other Fees	1,500	1,500
Total	$1,232,800	$1,563,824

Audit fees are for the audit work performed on our annual financial statements, our internal controls over financial reporting, management’s assessment of our internal controls over financial reporting, and reviews of the quarterly financial statements included in our quarterly reports on Forms 10-Q, as well as audit services that are normally provided in connection with our statutory and regulatory filings.

Audit-related fees relate to audits of our employee benefit plans and review of controls related to new accounting systems. Tax fees include fees for domestic and foreign tax compliance and advisory services. All other fees represent accounting research software subscription fees.

The audit committee’s current policy requires pre-approval of all audit and non-audit services provided by the independent auditors before the engagement of the independent auditors to perform them. A limited amount of tax services have been pre-approved. Services, including tax services not covered by the general pre-approval, require specific pre-approval by the committee.

COMPENSATION DISCUSSION AND ANALYSIS

The following section summarizes the compensation programs for our named executive officers (who are those individuals named in the “Summary Compensation Table” that follows this Compensation Discussion and Analysis). Information about our compensation objectives is provided, along with a description of each pay element, the role it plays in the overall compensation program, and whether it pertains only to the named executive officers or to a broader group of employees. This section should be reviewed with the pay disclosure tables that begin with the Summary Compensation Table on page 25.

Executive Summary

Despite a challenging business environment, for fiscal 2010 our company has reported sales and earnings growth in each successive quarter. These results demonstrate the effectiveness of strategic initiatives implemented by the board and management over the past several years, which have improved operational efficiencies and reflect changes we made to our cost structure in the fall of 2008, when sales volumes dropped sharply. Although we did not increase executives’ pay at the outset of fiscal 2010, our improved financial performance during the year resulted in increased incentive compensation for the named executive officers after the year concluded, in accordance with the terms of our compensation programs and consistent with our performance results.

Executive Compensation Approach

Our executive pay programs are designed to reflect the following objectives:

•	Market competitive. Pay packages, including base salaries and incentive opportunities, are designed to be competitive with industry peers and pay practices for similar companies and business models at U.S. retailers and U.S. manufacturers with a retail focus.
•	Pay for performance. The majority of the named executive officers’ target pay opportunity is provided through annual and long-term incentive award opportunities, which are earned, or increase in value, based on company and stock performance.
•	Align with shareholder interests. The named executive officers are required to own company stock over a sustained period to ensure they have the perspective of long-term shareholders.

•	Program effectiveness. We have clearly defined programs that provide meaningful award opportunities aligned to the achievement of our business strategy.
•	Cost efficient. In designing our executive pay program, we take into account the cost of various possible elements (share usage, cash flow and accounting/tax impact).

Our compensation philosophy is to provide a base salary targeted to the median of the competitive market, with the opportunity to earn a significantly higher level of compensation under incentive programs that link executive pay to company and individual performance factors. All named executive officers participate in the same compensation program and are subject to the same pay policies. The majority of each executive’s target compensation is at risk with the amount realized, if any, based on company performance. The pay level and at-risk portion increases as an executive assumes greater levels of responsibility and impact on the company. Accordingly, the chief executive officer’s pay level and at-risk pay portion are higher than those of other officers due to his greater level of responsibility.

Compensation Committee’s Role

Each year, the compensation committee reviews and approves the overall design of our executive pay program and all pay elements for the named executive officers. Three senior executives (chief executive officer, chief financial officer, and corporate vice president human resources) provide input on program design (including goals, weighting, etc.) and information on the company’s and the furniture industry’s performance. The committee also receives input from legal counsel. Management is responsible for implementing the executive pay program that the committee approves.

Towers Perrin, an international human resources consulting firm, assisted the committee as an outside executive compensation consultant from 2003 to 2009. Towers Perrin conducted officer pay level benchmarking, provided input on pay program design, and presented recommendations consistent with our pay philosophy. During fiscal 2009, Towers Perrin provided information about market practices and executive pay levels that was considered by the committee and management in developing our executive pay program.

Towers Perrin served as the compensation committee’s independent compensation consultant through June 2009. At the beginning of fiscal 2010, the compensation committee requested proposals from several national consulting firms, including Towers Perrin, for services to the committee regarding all aspects of executive compensation. The compensation committee selected Hay Group as its consultant beginning August 2009. Overall experience, presentation style and content, references, and cost were factors considered in the selection. A representative of Towers Perrin or Hay Group (as applicable) attended all compensation committee meetings in fiscal 2010. As part of the initial engagement of Hay Group, the compensation committee instructed Hay Group to review and compare various elements of our compensation package to current compensation market practices and trends. Among other items, this review covered director and named executive officer compensation, long-term incentive design, change in control and severance arrangements, and executive retirement plan design. Hay Group does not provide any services to the company other than its work for the committee. Under the direction of the committee, Hay Group does interact with members of the senior executive team to provide insight into company and industry practices and to ensure that executives are informed with regard to emerging best practices and market trends.

Pay-Setting Process Methodology

We assign executives to pay grades based on their duties and responsibilities. For each pay grade, we establish a salary range and the target annual and long-term incentive award opportunities based on market median pay levels. In setting individual pay levels, we consider market pay data, company performance, an executive’s competencies, skills, experience, and performance, as well as our business needs, cost, and internal relationships.

In setting the named executive officers’ pay levels, the committee reviews pay of the chief executive officer and other named officers as a team. Annually we review current total direct compensation (salary, annual and long-term incentive awards) among a peer group of furniture companies similar in size to La-Z-Boy. The peer group considered in setting fiscal 2009 pay levels comprised the following companies: Bassett Furniture Industries, Inc., Ethan Allen Interiors, Inc., Flexsteel Industries, Inc., Furniture Brands International, Inc., Herman Miller, Inc., Hooker Furniture Corp., Stanley Furniture Co., Inc. and Steelcase, Inc.

In view of the decreasing size of some of the company’s industry competitors, and the company’s increased focus on retail, the committee worked with Hay Group to review and revise the peer group of companies for fiscal 2010. In selecting the 2010 peer group, the committee used the following criteria: US domiciled and publicly-traded companies, size parameters measured by revenues, and known competitors or companies adhering to a similar business model (manufacturer with a retail focus). The 2010 peer companies approved by the committee were Acuity Brands, Inc., Ethan Allen Interiors, Inc., Furniture Brands International, Inc., Haverty Furniture, Herman Miller, Inc., Knoll, Inc., Pier 1 Imports, Inc., Polaris Industries, Inc., Sealy Corporation, Select Comfort Corporation, Tempur-Pedic International, Inc., The Toro Company, Under Armour Inc., and Wolverine Worldwide.

In addition, we review target total direct compensation among comparably sized jobs in retail and general industry companies. Our consultant provides the retail and general industry data, which is based on published compensation surveys conducted annually by Hay Group.

Periodically, we review the market practices for executive retirement benefits, deferred compensation plans, and change in control agreements. In fiscal 2010, the committee reviewed our severance and change in control arrangements in light of best practices in these areas. Actions taken by the committee are discussed in the “Other Executive Compensation Program Elements” section (see page 22).

To aid in its oversight of our executive compensation program, the committee reviews tally sheets containing three years of history for each of the named executive officers. These tally sheets detail dollar amounts for base salary, short- and long-term incentives, and accumulated pay. In addition, the tally sheets include estimated amounts to be paid to the named executive officers under various employment termination situations, including a change in control of the company. The committee believes its use of tally sheets provides the committee with a complete picture of the named executive officers’ current and historical compensation.

A formal, individual performance evaluation is conducted each year for each executive and considered in decisions on the executive’s compensation. The independent members of the board of directors assess the chief executive officer’s performance each year. This formal assessment includes an evaluation of critical areas, including customer relations, human capital, shareholder value, operating results and strategic goals. The chief executive officer assesses the individual performance of the other named executive officers based on their overall performance throughout the year, accomplishment of specific goals, and their future potential within the organization. This assessment is used in determining base salary as noted below.

Executive Compensation Program Elements

To best achieve our objectives for the executive pay program, we provide a compensation package comprising the following primary elements:

•	Base salary
•	Management Incentive Plan (annual incentive opportunity)
•	Long-term Equity Award Plan
•	Other executive compensation program elements (stock ownership guidelines, retirement benefits and deferred compensation)

Some elements vary based on the company’s performance, and some provide no benefit unless the company achieves specific results. The mechanics of these pay elements and our fiscal 2010 pay decisions are detailed below.

Base Salary

Base salaries to compensate our executives are based on their duties, competencies, experience and performance, and provide a basic degree of financial security. In setting base salaries for our executive team, we consider market levels, specific job responsibilities, internal pay relationships and the total cost. Executives are eligible for annual merit salary increases based on individual performance, comparison to market levels and the total salary budget. Executives are also eligible for salary adjustments if they are promoted or their job responsibilities change.

No Salary Changes in Fiscal 2010

Due to economic conditions and the company’s financial performance at the beginning of fiscal 2010, we did not increase the base salaries of any of our named executive officers for the year. Their salaries were, in the aggregate, competitive with market median levels.

Salary Changes for Fiscal 2011

In June 2010, the committee reviewed salary levels for each of the named executive officers and approved certain salary increases based on their individual performance, the company’s improved financial position and market data provided by Hay Group. Effective July 2010, three of the named executive officers received salary increases based on the following:

•	Kurt L. Darrow, President and Chief Executive Officer. Based on overall improvements in the company’s performance and financial position during fiscal 2010, the execution of our strategic plan and the position’s compensation level relative to our peer group, the committee determined that an increase of base salary for fiscal 2011 was appropriate. While sales for fiscal 2010 were down year over year 3.9%, net income increased significantly each quarter over the same period in the prior year. The company recorded net income of $0.62 per share after reporting successive quarters of sales and earnings growth for fiscal 2010. In addition, senior management focused on managing cash, and in fiscal 2010, we generated $90 million in net cash provided by operating activities and increased cash on its balance sheet by $91 million to $108 million. We strengthened our position to improve profitability in anticipation of sales volume increases.
•	Louis M. Riccio, Jr., Senior Vice President and Chief Financial Officer. The committee increased Mr. Riccio’s base salary for fiscal 2011 based on his performance and the position’s compensation level relative to the company’s peer group. Despite substantial business challenges and reduced sales year over year, the company strengthened its financial position significantly during fiscal 2010 and the third and fourth quarters of fiscal 2009. Cost reductions led to increased operating margin, and during fiscal 2010, the company increased the cash on its balance sheet from $17 million to $108 million. Over the previous six quarters, the company reduced its debt by nearly 60% from $117 million to $48 million. The company finished the year with net income of $0.62 per share.
•	Mark S. Bacon, Sr., Senior Vice President and Chief Retail Officer. The committee increased Mr. Bacon’s base salary for fiscal 2011. In spite of slightly lower sales in a very challenging retail environment, the company’s retail division increased its gross margin and reduced its operating loss by 43%, or $15 million, during fiscal 2010. During the year, the retail division overhauled its sales associate system, making strategic changes to the business designed to grow revenue and reduce selling expense. The division continues to make progress toward improving sales and profitability while maintaining overall cost reductions.
•	Steven M. Kincaid, Senior Vice President and President Casegoods. In fiscal 2010, Mr. Kincaid continued to refine the casegoods division’s operations, consolidated operating companies, and achieved improved efficiencies that should result in $4 million to $5 million in cost savings to be realized by the end of fiscal 2011. Our casegoods business sales declined 17.6% compared to the prior year, and the division operating margin declined to (0.2)%. With the division’s reduced size and the current level of salary compared to the market, along with the casegoods division not contributing at an expected level of profitability to the organization, Mr. Kincaid did not receive an increase in his base salary for fiscal 2011.
•	Otis S. Sawyer, Senior Vice President & President Non-Branded Upholstered Product. During fiscal 2010, Mr. Sawyer continued to manage the company’s England, Inc. and Bauhaus U.S.A., Inc. subsidiaries for improved performance, overseeing an improvement in operating margin in spite of a 4.2% decline in sales. Because his current salary is in line with market median levels for comparable positions, Mr. Sawyer did not receive an increase in his base salary for fiscal 2011.

The named executive officers’ fiscal 2009, 2010, and 2011 annualized salaries are presented in the table below. There was no change in base salary for the named executive officers for fiscal 2010.

Executive	Fiscal 2009 Salary $	Fiscal 2010 Salary $	% Change	Fiscal 2011 Salary $	% Change
Kurt L. Darrow	725,000	725,000	0%	775,000	6.9%
Louis M. Riccio, Jr.	350,000	350,000	0%	375,000	7.1%
Mark S. Bacon, Sr.	375,000	375,000	0%	400,000	6.7%
Steven M. Kincaid	360,000	360,000	0%	360,000	-0-
Otis S. Sawyer	310,000	310,000	0%	310,000	-0-

Management Incentive Plan

The named executive officers and the management team participate in the Management Incentive Plan (MIP), which is an annual incentive (bonus) plan. The MIP is designed to motivate and reward executives for the achievement of annual goals. Target awards, specified as a percentage of base salary, vary by pay grade. Employees have the opportunity to earn awards up to 200% of their target, based on performance. For the named executive officers, we base the financial goals on the company’s overall financial performance.

Fiscal 2010 financial measures were:

•	2/3 weight — operating margin (operating income as % of annual revenues)
•	1/3 weight — net cash provided by operating activities

The compensation committee approved these financial measures because they drive shareholder value and reflect our emphasis on profitability (operating margin). For these purposes, we calculated operating margin and operating cash flow without taking into account payments received relating to import duties arising from an anti-dumping order on wooden bedroom furniture from China, gains or losses on the sale of real estate, restructuring costs, reduction in cash flow arising from termination of factoring arrangement, and expense accruals for the MIP payments themselves. After defining required performance, the committee has discretion, in extraordinary circumstances, to modify incentive awards, either up or down, for the named executive officers but did not exercise such discretion in awarding MIP payments for 2010.

Target financial performance goals are set to be challenging but achievable. Over the prior five years (fiscal years 2005 to 2009), our payouts under the MIP for overall company financial performance averaged approximately 25% of target.

For fiscal 2010, executives were not eligible to receive any award unless we achieved an operating margin of 2.0% or net cash provided by operating activities of $60,954,000, compared with our fiscal 2009 operating margin results of (7.7)% and net cash provided by operating activities of $51,688,000. Executives were eligible to earn their target bonus amount if we achieved both an operating margin of at least 4.0% and operating cash flow of at least $77,794,000. Executives would receive 200% of their target bonus if the company achieved both an operating margin of at least 6.0% and operating cash flow of at least $99,288,000.

Analysis — 2010 MIP Awards Were Above Target Reflecting Our Financial Performance

Our 2010 company financial performance results were above target levels, reflecting the effectiveness of the strategic initiatives and cost structure adjustments. Results for operating cash flow were 172% of target and operating margin was 135% of target resulting in an achieved performance level of 147% of target. In line with our compensation philosophy and in accordance with standards we set at the outset of the year, MIP payments to our named executive officers for 2010 were above target levels.

Our named executive officers’ fiscal 2010 target, achieved performance level, and actual MIP awards, expressed as a percentage of base salary, were as follows:

Executive	Fiscal 2010 Target Incentive (% of base salary)	Achieved Performance Level (% of target performance)	Actual Fiscal 2010 Incentive Payout (% of base salary)
Kurt L. Darrow	90%	147%	132.3%
Louis M. Riccio, Jr.	50%	147%	73.5%
Mark S. Bacon, Sr.	50%	147%	73.5%
Steven M. Kincaid	50%	147%	73.5%
Otis S. Sawyer	50%	147%	73.5%

Long-term Equity Award Plan

Our 2004 Long-term Equity Award Plan is designed to motivate and reward executives for creating shareholder value and to enhance our ability to retain employees. The value our employees receive varies based on the company’s performance and the future price of our common stock.

We establish award levels for each eligible pay grade after considering market median practices and total cost (share usage and accounting/tax impact). The committee grants annual equity-based awards on the second Wednesday in July. Our chief executive officer has discretion during the year to approve limited grants of restricted stock to recruit executives and reward promoted employees other than the named executive officers, but we made no such grants during fiscal 2010.

Each year the committee determines the appropriate long-term incentive award types and mix based on our objectives for the grants, as well as market practices, share usage, accounting/tax impact and past practices. We determine the accounting cost of the stock-based awards as of the date of grant and accrue the expense over the vesting period. The ultimate expense for performance-based stock awards is based on the number of shares earned.

Our stock options and performance-based stock awards will be designed and drafted to be tax deductible by the company. When executives exercise options or receive performance-based shares, they are taxed at ordinary income rates, and we intend to qualify for a tax deduction. We may not be able to deduct restricted stock awards to certain named executive officers for federal income tax purposes in a given year. For more discussion of the tax treatment, see Deductibility of Executive Compensation on page 24.

Fiscal 2010 Grants

For fiscal 2010, we granted two types of stock-based awards: restricted stock and stock options. Because our stock price had declined significantly during the preceding 9 months, the total award values at the time of grant were on average approximately 50% below the prior year’s grant. In light of the decreased value and the difficulty of establishing meaningful long-term goals in the midst of the very uncertain economic climate, the committee did not grant performance-based share awards and instead utilized stock options, which provide value only if our stock increases in value.

The fiscal 2010 award types are summarized below.

Restricted Stock (25% of fiscal 2010 long-term incentive opportunity for named executive officers)

Restricted stock awards are an incentive for executives to remain with our company and to work to enhance the value of the company’s stock over time. Executives receive value from restricted stock awards only if they are still employed by the company when the awards vest. For our named executive officers, the restricted shares granted in fiscal 2010 vest in three installments:

•	After three years: 25% of the shares vest
•	After four years: an additional 25% of the shares vest
•	After five years: the remaining 50% of the shares vest

Prior to vesting, executives have voting rights and receive dividends on the restricted shares at the same rate provided to other shareholders. Executives receive the shares when they vest, and the restriction on trading these shares is removed. The actual value executives realize on the shares reflects the stock price at the time the shares vest, multiplied by the number of shares that vest at that time.

Stock Options (75% of fiscal 2010 long-term incentive opportunity for named executive officers)

Stock options entitle executives to purchase stock at the exercise price (closing price on date of grant) for up to five years. Options expire at the end of five years if they have not been exercised by that time. Stock options have no value to executives if the company’s stock price does not rise, and they therefore encourage executives to work in ways that will improve the company’s performance and result in a higher stock price.

•	Stock options granted in fiscal 2010 vest in equal installments over four years (25% per year) and have a five-year term.

Once a stock option vests, an executive may purchase stock at the price fixed at the time of grant. The executive realizes value equal to the difference between the grant price (the price the executive pays) and the price at which our stock is trading publicly at the time the executive exercises the option.

Payouts for Equity Grants Made Prior to Fiscal 2010

The named executive officers (except for Mr. Bacon) realized value in fiscal 2010 for restricted stock grants and performance-based share grants made prior to fiscal 2010. The restriction period lapsed on a portion of restricted grants made in fiscal 2005 through fiscal 2007 and performance-based stock awards granted in fiscal 2008. The pre-tax amounts realized are shown in the fiscal 2010 Option Exercises and Stock Vested table (on page 29). Named executive officers did not exercise any stock options during fiscal 2010.

Fiscal 2011 Grants

Awards made to executive officers under the Long-Term Equity Award Plan for fiscal years 2006 – 2010 have included a mix of options, restricted stock, and performance-based shares. The committee determined that equity grants made in July 2010 (fiscal 2011) will be composed of stock options (25%) and performance-based shares (75%). We are proposing that our current 2004 Long-Term Equity Award Plan be replaced by a new incentive compensation plan (see proposal on page 36). The plan includes both short-term and long-term incentives, payable in cash, stock options, restricted stock, and other stock-based awards. The purpose of the plan is to promote the interests of the company and our shareholders through (a) attracting and retaining participants essential to the company’s success; (b) motivating participants with incentives linked to appropriate performance goals; and (c) enabling such individuals to share in our success and appreciation in the value of our stock. The committee has approved grants under the new plan to current employees, to be issued subject to shareholder approval of the plan, and has approved performance targets as applicable for the awards.

Other Executive Compensation Program Elements

Executive Management Stock Ownership Guidelines

The committee annually monitors compliance by our executive management with stock ownership guidelines. In June 2005, we set minimum stock ownership guidelines for executive management, including the named executive officers. The ownership guidelines were expressed as a number of shares and varied from approximately 38,000 to 144,000 shares, depending on the named executive officer’s responsibilities and the timing of when the executive became subject to the guidelines. Each executive had five years from when the executive first became subject to the guidelines to achieve the required level of stock ownership and was required to remain in compliance thereafter. Effective June 2010, the compensation committee amended the guidelines based on a review of peer group and Fortune 250 companies’ guidelines. Under the amended guidelines, our executives are expected to own a fixed number of shares of company stock equal in value to a multiple of their annual base salary (four times base salary for our CEO and two times base salary for the other named executive officers), using our stock’s average closing price in the month of April 2010. The share requirements for our named executive officers now range from approximately 45,000 to 210,000, but their deadline for compliance has not changed. The share requirement will be reassessed in June 2013 based on each executive’s salary and a representative share price at the end of fiscal year 2013, and, subject to variation in our stock price, executives can expect their requirement to increase as their compensation increases.

In determining compliance with the guidelines, we include shares owned directly, shares held in a family trust or qualified retirement program, service-based restricted stock, and contingently earned (but unvested) performance-based stock awards. As of April 24, 2010, Messrs. Darrow, Kincaid, Riccio and Sawyer were in compliance with their guidelines. Mr. Bacon began in his position during fiscal 2009 and has until May 1, 2014, to meet his required ownership level.

Retirement Benefits

We provide retirement benefit plans to encourage long-term employment and to help employees save for their retirement. Our named executive officers are eligible to participate in the same retirement benefit programs we offer to salaried employees at the corporate level.

We currently offer 401(k) and profit sharing plans to which the company may contribute. Profit sharing contributions for each participant (including all of the named executive officers) can range from 0% to 10% of the participant’s salary and bonus, based on the company’s annual profitability. Due to the company’s financial performance and desire to conserve cash, profit sharing contributions were suspended for fiscal 2009 and have not been reinstated. Matching company contributions to the 401(k) plan were suspended effective January 1, 2009, and reinstated at a reduced level effective January 1, 2010.

Executive Deferred Compensation Plan

Our 2005 Executive Deferred Compensation Plan allows executives to defer pay they have earned. Participants may elect to defer up to 100% of their salaries and up to 100% of the portion of their annual bonus award (under the Management Incentive Plan) that is based on company performance. In addition, the company may contribute to this plan any company 401(k) match and profit sharing contributions that cannot be credited to the executives’ accounts due to the Internal Revenue Code compensation limitations that apply to the tax-qualified retirement plans (because the executive’s contributions to the 401(k) plan were returned following discrimination testing for highly compensated personnel, the executive’s contributions either were limited by the annual contribution limit — currently $16,500 — or the annual compensation limit — currently $245,000 — or a contribution to the executive’s account in the profit-sharing plan would have caused the plan to fail discrimination testing). None of the named executive officers elected to defer compensation in fiscal 2010, and the company made no contributions.

Named Executive Officer Change in Control Agreements

We have change in control agreements with our named executive officers to ensure continuity of our leadership in the event the company’s ownership changes. The agreements define a change in control as any event that must be reported in Item 6(e) of Schedule 14A of Regulation 14A issued under the Securities Exchange Act of 1934 that qualifies as a change of control event pursuant to Internal Revenue Code Section 409A. This generally occurs when a person, entity or group acquires ownership of 30% of our stock, if it acquires an amount that increases its holding to more than 50% of the value or voting power of the company stock, if a majority of the company’s board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the directors before the date of the appointment or election, or if 40% or more of the company’s assets are acquired.

In fiscal 2010, based on market data provided by Hay Group and subsequent review and discussion, the committee reduced the cash severance payouts and benefit continuation periods for the non-CEO named executive officers. The agreements provide for the following cash severance payouts upon the occurrence of both a change in control and a qualifying termination of employment within a two-year period (three years for the CEO) following the change in control. Payouts are calculated as two times the sum of an executive’s base salary plus the executive’s average annual bonus over the three-year period immediately prior to the change in control (three times salary plus three-year average bonus for the CEO). During their respective cash severance terms following the change in control, executives will also receive a continuation of medical and life insurance benefits. With respect to outstanding equity awards under our long-term incentive plan, we currently utilize a single-trigger approach whereby an executive’s outstanding unvested stock options and restricted shares will immediately fully vest upon the occurrence of the change in control. Similarly, upon a change in control, outstanding performance-based share awards will be payable based on performance through the change in control date. Under our current change in control agreements, we utilize a “best-net” approach wherein the company will reduce payments below the safe harbor limit (defined as the amount below which no excise tax liability is incurred with respect to change in control payments to executives) only if doing so results in a greater after-tax benefit to the executive. The executive is responsible for the excise tax and the company does not pay any tax gross-up on the excise tax. Additional information regarding the change in control agreements and estimated termination payments to executives is presented on page 30.

Named Executive Officer Severance Plan

We did not have severance arrangements in place in fiscal year 2010 for our named executive officers. After analyzing US market and peer company severance practices, the committee adopted a severance plan to assist the company in attracting and retaining quality executive talent while providing the company some protection against competition and solicitation by a former executive.

The severance plan provides that unless a named executive officer is discharged “for cause,” or if the named executive officer terminates employment with “good reason,” then upon termination of employment, the CEO will receive severance for 24 months, and the other named executive officers will receive severance for 12 months, equal to their respective base salaries at the time their employment ended. Discharge “for cause” would generally include employee acts of fraud, reckless misconduct, substandard performance (that is not corrected) or similar acts (or failures to act). Resignation for “good reason” would generally include a resignation triggered by a reduction in the employee’s pay, unless similarly situated employees are also similarly affected, or a transfer requiring the employee to relocate.

Executives will receive medical benefits during the time they receive severance. The severance periods of 24 and 12 months were established based on the market and peer company analysis. Entitlement to severance benefits is subject to the officer’s compliance with non-competition and non-solicitation covenants for the duration of the severance term. Executives are entitled to receive and retain only that portion of the severance pay that is in excess of compensation they receive from new employment during the severance period.

Other Considerations

Deductibility of Executive Compensation

We monitor our executive pay programs with respect to current federal tax law to maximize the deductibility of compensation paid to named executives. Section 162(m) of the Internal Revenue Code generally precludes public companies from taking a tax deduction for compensation over $1 million paid to a named executive officer unless the compensation is performance-based. Performance-based stock awards and stock option grants made under the 2004 Long-term Equity Award Plan qualify as performance-based compensation exempt from the tax deduction limit so long as the performance goal requirements of Section 162(m) have been met. Restricted stock awards do not qualify.

Recoupment of Incentive Payments

In accordance with our policy, we will require reimbursement of annual or long-term incentive payments made to any management employee if the board of directors determines that the employee engaged in misconduct that resulted in a material inaccuracy in our financial statements or performance metrics used to make incentive payments or awards and the employee would have received a lower payment if calculated based on accurate financial statements or performance metrics.

COMPENSATION COMMITTEE REPORT

The compensation committee has reviewed and discussed with management the Compensation Discussion and Analysis. Based on this review and discussion, the compensation committee recommended to the board of directors that the Compensation Discussion and Analysis be included in the company’s Annual Report on Form 10-K and this proxy statement.

Richard M. Gabrys, Chairman
Janet L. Gurwitch
Dr. H. George Levy
W. Alan McCollough
Nido R. Qubein
Jack L. Thompson

EXECUTIVE COMPENSATION

The Summary Compensation Table and other tables present pay for our named executive officers received for fiscal 2010.

Named Executive Officers as of April 24, 2010

•	Kurt L. Darrow (age 55), President and Chief Executive Officer
•	Louis M. Riccio, Jr. (age 47), Senior Vice President and Chief Financial Officer
•	Mark S. Bacon, Sr. (age 47), Senior Vice President and Chief Retail Officer
•	Steven M. Kincaid (age 61), Senior Vice President and President Casegoods Product
•	Otis S. Sawyer (age 52), Senior Vice President and President Non-Branded Upholstered Product

Summary Compensation Table

The Summary Compensation Table presents “total compensation” (see footnotes for the included pay elements) for the named executive officers.

•	Actual value realized in fiscal 2010 for previously granted long-term incentives is presented in the Option Exercises and Stock Vested table on page 29.
•	Target annual and long-term incentive opportunities for fiscal 2010 are presented in the Grants of Plan-Based Awards table on page 26.

2010 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Kurt L. Darrow President & Chief Executive Officer	2010	725,000	100,947	717,171	959,175	8,556	2,510,849
	2009	725,000	1,385,443		0	47,338	2,157,781
	2008	675,000	785,470	254,592	202,000	75,695	1,992,757

Louis M. Riccio, Jr. Senior Vice President & Chief Financial Officer	2010	350,000	45,230	321,290	257,250	3,751	977,521
	2009	350,000	294,640		0	19,793	664,433
	2008	320,000	200,375	65,088	61,000	25,190	671,653

Mark S. Bacon, Sr.(5) Senior Vice President & Chief Retail Officer	2010	375,000	45,230	321,290	275,625	828	1,017,973
	2009	203,362	98,100		0	311	301,773

Steven M. Kincaid Senior Vice President & President Casegoods Product	2010	360,000	45,230	321,290	264,600	5,237	996,357
	2009	360,000	294,640		0	29,511	684,151
	2008	360,000	200,375	65,088	27,000	38,444	690,907

Otis S. Sawyer Senior Vice President & President Non- Branded Upholstered Product	2010	310,000	45,230	321,290	227,850	193	904,563
	2009	310,000	294,640		0	6,842	611,482
	2008	285,000	200,375	65,088	42,000	20,388	612,851

(1)	Reflects the total value of the restricted share and performance-based awards granted during the fiscal year. We valued the restricted shares and performance-based shares using the closing price of La-Z-Boy stock on the date of the grant. No 2009 performance-based share awards were earned due to fiscal 2009 financial results.

Maximum value of performance-based shares:

Name	2009	2008
Kurt L. Darrow	$1,558,623	$1,046,530
Louis M. Riccio, Jr.	$331,470	$267,930
Steven M. Kincaid	$331,470	$267,930
Otis S. Sawyer	$331,470	$267,930
(2)	Reflects the total grant date value of the stock option awards granted during the fiscal year. For additional information regarding the assumptions we used in valuing the awards, refer to Note 13 (Stock-Based Compensation) to the Consolidated Financial Statements found in Item 8 of Part II of our fiscal 2010 Form 10-K.
(3)	Consists of cash awards for the achievement of performance results for the respective year made under our management incentive plan (MIP). Payments are made in the first quarter following completion of the fiscal year.
(4)	All Other Compensation for fiscal 2010 consists of company paid life insurance premiums and tax reimbursements related to company contributions to the deferred compensation plans (made in the prior year).
(5)	Mr. Bacon was hired on October 17, 2008, and the salary shown for 2009 reflects his service during the remainder of that year.

Grants of Plan-Based Awards

The following table provides details of all incentive plan-based awards granted to the named executive officers during fiscal 2010. Specifically, the table presents the following fiscal 2010 incentive awards:

•	Annual management incentive award (MIP) potential award range (see “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” columns). The actual awards are presented in the Summary Compensation Table (see page 25).
•	Restricted shares
•	Stock Options

Fiscal 2010 Grants of Plan-Based Awards

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payout Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Share)	Fair Value of Stock & Option Awards(2)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Kurt L. Darrow
2010 Annual Incentive (MIP)		0	652,500	1,305,000
Restricted Shares	7/8/2009							23,100			100,947
Non-Qualified Stock Options	7/8/2009								276,900	4.37	717,171
Louis M. Riccio, Jr.
2010 Annual Incentive (MIP)		0	175,000	350,000
Restricted Shares	7/8/2009							10,350			45,230
Non-Qualified Stock Options	7/8/2009								124,050	4.37	321,290
Mark S. Bacon, Sr.
2010 Annual Incentive (MIP)		0	187,500	375,000
Restricted Shares	7/8/2009							10,350			45,230
Non-Qualified Stock Options	7/8/2009								124,050	4.37	321,290
Steven M. Kincaid
2010 Annual Incentive (MIP)		0	180,000	360,000
Restricted Shares	7/8/2009							10,350			45,230
Non-Qualified Stock Options	7/8/2009								124,050	4.37	321,290
Otis S. Sawyer
2010 Annual Incentive (MIP)		0	155,000	310,000
Restricted Shares	7/8/2009							10,350			45,230
Non-Qualified Stock Options	7/8/2009								124,050	4.37	321,290

(1)	Actual awards could have been up to 200% of target for the MIP based on performance results.
(2)	For restricted shares, represents the FASB ASC Topic 718 grant-date fair value ($4.37 per share), which would be expensed, as appropriate, over the vesting/performance period.

Outstanding Equity Awards at Fiscal Year-End

The following table presents all outstanding stock options and unvested stock awards (performance-based stock and restricted stock) held by the named executive officers at the end of the fiscal year. Market values for the unvested stock awards are presented based on the closing stock price of the company’s stock on April 23, 2010, of $14.75.

Name	Grant Year	Option Awards				Stock Awards
		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)
Kurt L. Darrow
Restricted Shares						129,170	1,905,258
Stock Options	2010	0	276,900	4.37	07/08/2014
	2009	0	0
	2008	44,200	44,200	11.45	7/11/2012
	2007	66,300	22,100	13.26	8/16/2011
	2006	88,400	0	13.57	8/23/2010
	2004	33,100	0	22.20	9/30/2013
	2004	16,900	0	20.44	8/12/2013
	2003	16,900	0	22.60	8/14/2012

Louis M. Riccio, Jr.
Restricted Shares						32,900	485,275
Stock Options	2010		124,050	4.37	07/08/2014
	2009	0	0
	2008	11,300	11,300	11.45	7/11/2012
	2007	16,950	5,650	13.26	8/16/2011
	2006	6,000	0	13.57	8/23/2010
	2004	5,000	0	20.44	8/12/2013
	2003	5,000	0	22.60	8/14/2012
Mark S. Bacon, Sr.
Restricted Shares						25,350	373,913
Stock Options	2010		124,050	4.37	07/08/2014
Steven M. Kincaid
Restricted Shares						35,000	516,250
Stock Options	2010		124,050	4.37	07/08/2014
	2009	0	0
	2008	11,300	11,300	11.45	7/11/2012
	2007	16,950	5,650	13.26	8/16/2011
	2006	22,600	0	13.57	8/23/2010
	2004	16,900	0	20.44	8/12/2013
	2003	16,900	0	22.60	8/14/2012
Otis S. Sawyer
Restricted Shares						33,850	499,288
Stock Options	2010		124,050	4.37	07/08/2014
	2009	0	0
	2008	11,300	11,300	11.45	7/11/2012
	2007	16,950	5,650	13.26	8/16/2011
	2006	13,600	0	13.57	8/23/2010
	2004	5,000	0	20.44	8/12/2013
	2003	2,000	0	22.60	8/14/2012

(1)	Stock options that were unvested will vest as follows:

Grant Year	Vesting Schedule
2010	¼ of the unvested options vest on each July 8 during 2010 to 2013
2008	½ of the unvested options vest on each July 11 during 2010 to 2011
2007	Vest August 16, 2010
(2)	Unvested restricted share grants will vest as follows:

	Restricted Shares
Grant Dates	2010 Grant (a)	2009 Grant (b)	2008 Grant (c)	2007 Grant (d)	2006 Grant (e)	Total
Kurt L. Darrow	23,100	54,545	22,900	17,175	11,450	129,170
Louis M. Riccio, Jr.	10,350	11,600	5,800	4,350	800	32,900
Mark S. Bacon, Sr.	10,350	15,000	0	0	0	25,350
Steven M. Kincaid	10,350	11,600	5,800	4,350	2,900	35,000
Otis S. Sawyer	10,350	11,600	5,800	4,350	1,750	33,850

(a)	Shares vest 25% on July 8, 2012, 25% on July 8, 2013, and 50% on July 8, 2014.
(b)	For Messrs. Darrow, Riccio, Kincaid, and Sawyer, shares vest 25% on July 9, 2011, 25% on July 9, 2012, and 50% on July 9, 2013. For Mr. Bacon, shares vest 25% on October 17, 2011, 25% on October 17, 2012, and 50% on October 17, 2013.
(c)	Shares vest 25% on July 11, 2010, 25% on July 11, 2011, and 50% on July 11, 2012.
(d)	25% of the original grant vested August 16, 2009. The unvested shares are shown and vest 25% on August 16, 2010 ( 1/3 of the unvested shares), and 50% on August 16, 2011 ( 2/3 of the unvested shares).
(e)	25% of the original grant vested on August 23, 2008, and 25% on August 23, 2009. The unvested shares are shown and vest on August 23, 2010.
(3)	There are no outstanding unearned or unvested performance-based shares.

Option Exercises and Stock Vested

The following table provides details for each of the named executive officers regarding stock options exercised and stock awards vested during fiscal 2010.

Option Exercises and Stock Vested in Fiscal 2010

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Kurt L. Darrow	0	0	63,350	815,262
Louis M. Riccio, Jr.	0	0	14,050	190,519
Mark S. Bacon, Sr.	0	0	0	0
Steven M. Kincaid	0	0	16,600	211,604
Otis S. Sawyer	0	0	15,275	200,601

(1)	The dollar value of the vested restricted stock award and vested performance-based shares reflects the total pre-tax value realized (based on the price of La-Z-Boy stock at vesting).

Non-Qualified Deferred Compensation

The following table provides details for the named executive officers regarding their non-qualified deferred compensation accounts as of April 24, 2010. Company contribution amounts reflect contributions to the 401(k) plan that could not be made under the qualified plan due to IRS rules. Aggregate balances include deferred salary and MIP awards earned in prior years but voluntarily deferred by the officers. Additional discussion of our non-qualified deferred compensation program is presented below the table.

Fiscal 2010 Non-Qualified Deferred Compensation

Name	Executive Contribution in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(4)
Kurt L. Darrow	0	0	227,441	0	1,022,026
Louis M. Riccio, Jr.	0	0	22,617	0	72,971
Mark S. Bacon, Sr.	0	0	0	0	0
Steven M. Kincaid	0	0	336,991	0	1,306,575
Otis S. Sawyer	0	0	21,103	0	292,539

(1)	There were no elective deferrals of base salary or fiscal 2010 MIP awards.
(2)	No company contributions were made in fiscal 2010.
(3)	Earnings were not reported in the Summary Compensation Table because they were not above-market or preferential.
(4)	The portions of the aggregate balance representing executive and company contributions made for prior years were reported in the appropriate columns of our Summary Compensation Tables for the respective years.

All of the executives’ deferrals and any company match or profit sharing amounts are added to a recordkeeping account. The account is credited with earnings or losses, depending upon actual performance of the mutual-fund-type investment options the participant has chosen. These are the same investment options available to non-executive participants.

Payment of a participant’s account balance is deferred until a date designated by the participant upon making the deferral election. The deferral amounts are paid either in one lump sum or in annual installments for up to 15 years. Upon a participant’s death, any remaining balance in the participant’s account is paid to the participant’s designated beneficiary.

Estimated Payments Upon Termination or Change in Control

This section presents the estimated incremental payments to the named executive officers upon a termination of employment. Estimated payouts are provided for the following termination events:

•	Amounts payable upon termination, regardless of manner
•	Amounts potentially payable upon disability, retirement or death
•	Amounts potentially payable upon a change in control and termination of employment
•	Amounts potentially payable upon involuntary termination without cause or termination by the named executive officer with “good reason” under the terms of the severance plan

Payments Made Upon Termination

An officer is entitled upon termination to receive amounts earned during the term of employment. These amounts, which are not included in the table below, consist of:

•	Accrued salary
•	Amounts contributed under retirement and non-qualified deferred compensation plans

No other payments are made upon a termination of employment except when the termination is due to the executive’s disability, retirement, or death, change in control of the company, or involuntary termination without cause or termination by the named executive officer with “good reason.” We make payments in those circumstances for all participants in the pertinent plans. Payments made upon a termination of employment due to the executive’s disability, retirement, or death, or change in control of the company are described below. Payments made upon involuntary termination without cause or termination by the named executive officer with “good reason” are described in Named Executive Officer Severance Plan on page 24. We have change in control agreements only with the named executive officers. The Table of Estimated Payments details each type of payment.

Payments Made Upon Disability or Retirement

In the event of disability or retirement, the officer will also receive the following incremental benefits:

•	Stock options: accelerated vesting of unvested options.
•	Restricted shares: restrictions lapse, provided the employee remains in the employ of La-Z-Boy or a subsidiary for at least one year past the grant date of the award.
•	Performance-based shares: provided the employee remains in the employ of the company or a subsidiary for at least one year past the grant date of the award, awards will continue to remain outstanding until the end of the three-year duration of the grant. If, at that time, awards are paid for the period, the executive will receive an award prorated based on the number of full calendar months the executive worked during the performance period applicable to the grant.
•	MIP awards: payment of the MIP percentage award an officer would have received based on performance results, applied to the officer’s actual earnings during the year. The MIP awards earned and paid for fiscal 2010 performance, which are reported in the Summary Compensation Table on page 25, are not included in the table below.

Payments Made Upon Death

In the event of death, the officer’s beneficiary will also receive the following incremental benefits:

•	Stock options: accelerated vesting of unvested options.
•	Restricted shares: restrictions lapse.
•	Performance-based shares: the committee may, in its discretion, provide for payment of awards, in whole or in part. Where the committee provides for payment, rather than waiting until the conclusion of the performance period, the company may, in its discretion and at the request of a deceased employee’s personal representative, provide for payment as follows:
º	Pay 35% of the maximum award if the officer’s last day of active employment was during the first half of the performance period; or
º	Pay 50% of the maximum award if the officer’s last day of active employment was during the second half of the period.
•	MIP awards: payment of the MIP percentage award an officer would have received based on performance results, applied to actual earnings during the year. The MIP awards earned and paid for fiscal 2010 performance, which are reported in the Summary Compensation Table on page 25, are not included in the following table.

Additionally, the officer will receive benefits under disability or life insurance plans available generally to all salaried employees. These potential payments are not reflected in the table.

Change in Control

The change in control agreements are designed to ensure continued management in the event of an actual or threatened change in control of the company. Effective June 2010, the board of directors approved new agreements to reduce the protection period and potential payout for the named executive officers, other than the CEO, and to change to the best-net approach described below. The agreements provide that in the event a named executive officer is terminated other than upon death, disability or for cause within two years (three years for the CEO) after a change in control, the executive will be entitled to the following:

•	Cash severance payments equal to two times annualized salary plus two times the average bonus amount paid in the prior three years. The CEO will receive payments equal to three times annualized salary plus three times the average bonus amount paid in the prior three years.
•	Continuation of health benefits and life insurance for two years for the other named executive officers and three years for the CEO.
•	Reimbursement of certain legal fees and expenses incurred by the employee in enforcing the agreement.

The agreements automatically renew for an additional one-year period unless either party gives the other 90 days’ prior notice of non-extension. If a change in control occurs, the agreements automatically extend for 36 months.

The new agreements employ a “best-net” approach. The previous agreements reduced payments if necessary to avoid non-deductible “parachute payments” under Section 280G of the Internal Revenue Code. In the new agreements, the executive is responsible for excise taxes on any parachute payments, and we do not pay any tax gross-ups. We will reduce payments below the parachute payment threshold only if doing so results in a greater after-tax benefit to the executive. This “best-net” approach delivers a greater portion of the intended severance benefit to the executive without our incurring the additional expense of a tax gross-up.

Under the 2004 Long-term Equity Award Plan, unvested stock options and restricted shares immediately vest upon a change in control. Performance-based shares would be paid based on performance through the date of the change in control. Under the proposed 2010 Omnibus Incentive Plan, awards would have a double trigger vesting requirement (change in control, followed by a qualifying termination of employment).

Table of Estimated Payments

The following table presents estimated incremental payments (payable as the result of the specified termination event) that would have been payable in the event of change in control, disability, retirement, death, or involuntary termination under the terms of the severance plan. The amounts shown assume the termination occurred under the current agreements and plans (excluding the 2010 Omnibus Incentive Plan) and was effective as of the last business day of fiscal 2010. The value of equity awards is based on the closing price of $14.75 of the company’s stock on April 23, 2010 (the last business day of the fiscal year). The amounts provided below are the estimated incremental amounts that would have been payable to the named executive officer. The actual amounts paid in future years, if any, will depend upon the executive’s pay, terms of separation, severance and/or change in control policy in place, and the company’s stock price at the time of termination.

Estimated Payments Upon Termination or Change in Control

Name and Benefit	Change in Control $(1)	Retirement $(2)(3)	Disability/ Death $(2)	Involuntary Termination or Termination with Good Cause Under Severance Plan $(4)
Kurt L. Darrow
Base Salary (3 times annual salary)	2,175,000
Annual Incentive (3 times average actual bonus amount paid in prior 3 years)	352,000
Stock Options (accelerated vesting)	694,074	3,053,011	3,053,011
Restricted Shares (accelerated vesting)	563,822	1,564,533	1,905,258
Broad-Based Benefits(6)	15,891			9,652
Severance Payment				1,450,000
Total Incremental Pay	3,800,787	4,617,544	4,958,269	1,459,652
Louis M. Riccio, Jr.
Base Salary (2 times annual salary)	700,000
Annual Incentive (2 times average actual bonus amount paid in prior 3 years)	64,000
Stock Options (accelerated vesting)	307,996		1,333,348
Restricted Shares (accelerated vesting)	163,799		485,275
Broad-Based Benefits(6)	19,436			9,490
Severance Payment				350,000
Total Incremental Pay	1,255,231	0	1,818,623	359,490
Mark S. Bacon, Sr.
Base Salary (2 times annual salary)	750,000
Annual Incentive (2 times average actual bonus amount paid in prior 3 years)	—
Stock Options (accelerated vesting)	304,079		1,287,639
Restricted Shares (accelerated vesting)	164,296		373,913
Broad-Based Benefits(6)	19,468			9,490
Severance Payment				375,000
Total Incremental Pay	1,237,843	0	1,661,552	384,490
Steven M. Kincaid
Base Salary (2 times annual salary)(5)	570,533
Annual Incentive (2 times average actual bonus amount paid in prior 3 years)	91,334
Stock Options (accelerated vesting)	307,996	1,333,348	1,333,348
Restricted Shares (accelerated vesting)	165,118	363,588	516,250
Broad-Based Benefits(6)	18,104			8,829
Severance Payment				360,000
Total Incremental Pay	1,153,085	1,696,936	1,849,598	368,829
Otis S. Sawyer
Base Salary (2 times annual salary)	620,000
Annual Incentive (2 times average actual bonus amount paid in prior 3 years)	46,666
Stock Options (accelerated vesting)	307,996	1,333,348	1,333,348
Restricted Shares (accelerated vesting)	164,396	346,625	499,288
Broad-Based Benefits(6)	9,596			4,654
Severance Payment				310,000
Total Incremental Pay	1,148,654	1,679,973	1,832,636	314,654

1.	Amounts shown reflect values as if the current change in control agreements had been in effect at the end of fiscal 2010. The estimated net benefit and related excise tax for each named executive officer are shown below. The executive is responsible for the excise tax; we do not pay a tax gross-up.

	Estimated Excise Tax $	Net Benefit Received $
Kurt L. Darrow	576,990	3,223,798
Louis M. Riccio, Jr.	187,048	1,068,183
Mark S. Bacon, Sr.	179,491	1,058,352
Steven M. Kincaid		1,153,085
Otis S. Sawyer	168,326	980,328

The estimated benefits under the prior agreements would have been:

	Base Salary $	Bonus $	Stock Options (accelerated vesting) $	Restricted Shares (accelerated vesting) $	Broad-based Benefits $	Total Incremental pay $
Kurt L. Darrow	1,121,730	352,000	694,074	563,822	15,891	2,747,517
Louis M. Riccio, Jr.	363,022	96,000	307,996	163,799	29,154	959,971
Mark S. Bacon, Sr.	523,588		304,079	164,296	29,202	1,021,165
Steven M. Kincaid	515,815	137,000	307,996	165,118	27,156	1,153,085
Otis S. Sawyer	364,284	70,000	307,996	164,396	14,394	921,070

The Base Salary amount was reduced so the total change in control payments would not result in excise taxes.

2.	Reflects value as of April 23, 2010, of all outstanding restricted shares and stock options.
3.	Messrs. Riccio, Bacon, and Sawyer are not eligible for retirement because they are not 55 years old.
4.	These amounts are as if the current severance plan was in effect at the end of fiscal 2010. There was no severance plan in effect at the end of fiscal 2010.
5.	Base Salary amount was reduced to reflect the best net after tax benefit to the employee.
6.	Change in Control — two years (three years for CEO) of health/insurance coverage.

Severance Plan — health insurance during the time of severance.

PROPOSAL NO. 2: TO RATIFY THE SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee has selected PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal 2011. PricewaterhouseCoopers LLP acted as our independent registered public accounting firm for fiscal 2010, and we believe it is well qualified to act in that capacity again this year. Representatives of PricewaterhouseCoopers LLP will be present at the meeting with the opportunity to make a statement and to answer questions.

We are asking you to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm. Although ratification is not required by our bylaws or otherwise, the board is submitting the selection of PricewaterhouseCoopers LLP to you for ratification as a matter of good corporate practice. If the audit committee’s selection is not ratified, it will reconsider the selection. In addition, the audit committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of La-Z-Boy and our shareholders.

Our management will present the following resolution to the meeting:

RESOLVED, that the audit committee’s selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm for La-Z-Boy Incorporated for fiscal 2011 is ratified.

The board of directors recommends a vote FOR Proposal No. 2.

PROPOSAL NO. 3: TO APPROVE THE LA-Z-BOY INCORPORATED
2010 OMNIBUS INCENTIVE PLAN

Overview

On June 11, 2010, the board of directors unanimously approved and adopted the La-Z-Boy Incorporated 2010 Omnibus Incentive Plan, subject to the approval of our shareholders. The new omnibus plan provides the board the ability to design compensatory awards that are responsive to La-Z-Boy’s needs. It provides for a variety of awards designed to advance La-Z-Boy’s interests and long-term success by encouraging share ownership among our officers and other key executives, employees, nonemployee directors and consultants and other advisors and otherwise linking their compensation to share price performance or the achievement of specific corporate goals. These awards include equity and cash awards intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code.

We have historically granted equity awards under various plans, including most recently our 2004 Long-Term Equity Award Plan and Deferred Stock Unit Plan for Non-Employee Directors. If the new omnibus plan is approved by our shareholders as proposed, no further awards will be made under either of those existing plans. As of April 24, 2010, under the two existing plans, stock options covering 3.0 million shares of our common stock were outstanding with a weighted average exercise price of $10.41 and a weighted average remaining term of 1.7 years, and there were 1.0 million restricted share units outstanding. Under the existing plans, there were 0.8 million shares available for grant as of April 24, 2010. The closing price of our common stock on June 1, 2010, was $11.42 per share.

To be approved, the new omnibus plan must receive a majority of the votes cast on the proposal, provided that a majority of shares entitled to vote actually vote “For” or “Against” the proposal. For this purpose, an abstention or broker non-vote will be considered as not voted. If it is approved by shareholders, the new omnibus plan will become effective immediately, and no further grants will be made under the 2004 Long-Term Equity Award Plan or the Deferred Stock Unit Plan for Non-Employee Directors. If shareholders do not approve the new omnibus plan, it will not become effective, and the 2004 Long-Term Equity Award Plan and Deferred Stock Unit Plan for Non-Employee Directors, as they presently exist, will continue in effect. The results of the vote will not affect any awards outstanding under the two existing plans at the time of the annual meeting.

Summary of the New Omnibus Plan

The following summary of the new omnibus plan is qualified in its entirety by reference to the complete text of the new omnibus plan included as Annex A to this proxy statement. You should read the complete text of the new omnibus plan for more details regarding its operation.

Purpose

We believe the new omnibus plan will enhance our long-term financial success and materially increase shareholder value by:

•	Improving our ability to attract and retain highly qualified executive and director talent by providing competitive compensation opportunities;
•	strengthening our ability to develop, maintain, and motivate our management team;
•	motivating superior performance by means of long-term performance related incentives; and
•	encouraging and providing executives and directors the opportunity to gain an ownership interest in La-Z-Boy to participate in our long-term growth and financial success.
Plan Term

The new omnibus plan will be effective upon shareholder approval. No new awards may be granted under it after June 11, 2020. However, the term and exercise of awards granted before then may extend beyond that date. The board may terminate the new omnibus plan at any time with respect to all future awards.

Eligibility

The board or the compensation committee will select the officers, executives, and other employees of La-Z-Boy or its subsidiaries and the non-employee directors to receive awards under the new omnibus plan. In addition, the board may select certain consultants and advisors providing services to La-Z-Boy or its subsidiaries to receive awards under the new omnibus plan. The board will determine which eligible persons will receive awards and the award’s size, terms, conditions and restrictions. We estimate that approximately 110 people will be eligible to participate in the new omnibus plan.

Administration

The new omnibus plan is to be administered by the board or a committee to which the board delegates the appropriate authority. The board may grant awards to eligible persons and, to the extent permitted by applicable law, may delegate to (1) a board committee of one or more directors any of the board’s authority under the new omnibus plan or (2) one or more executive officers, or a committee of executive officers, the right to grant awards to employees who are not directors or executive officers of La-Z-Boy and the authority to take action on behalf of the board pursuant to the plan to cancel or suspend awards to employees who are not directors or executive officers of La-Z-Boy. The board is authorized to interpret the plan and related agreements and documents and to take various other related actions. Upon adoption of the new omnibus plan, the board delegated the powers and authority to administer the plan to the compensation committee.

Available Awards

The new omnibus plan provides for equity-based compensation in the form of (1) stock options, including incentive stock options (“ISOs”); (2) stock appreciation rights (“SARs”); (3) restricted stock and restricted stock units (“RSUs”); (4) unrestricted stock awards; (5) performance awards and (6) related dividend equivalent rights. Each type of award is described below under “Types of Awards Authorized Under the New Omnibus Plan.” Each award granted under the new omnibus plan will be evidenced by an award agreement containing such terms and provisions, consistent with the new omnibus plan, as the committee may approve.

Shares Available Under the New Omnibus Plan

Subject to adjustment as provided for in the new omnibus plan, the number of shares of common stock subject to grants under the plan will not exceed in the aggregate 4.6 million shares.

After the effective date of the new omnibus plan, no awards will be granted under the 2004 Long-Term Equity Award Plan or the Deferred Stock Unit Plan for the Non-Employee Directors.

Award Limitations

Subject to adjustments as provided for in the new omnibus plan:

•	No participant may be granted stock options or SARs for more than 500,000 shares of common stock for each type of award during any calendar year.
•	No participant may be granted stock awards other than an option or SAR for more than 350,000 shares of La-Z-Boy common stock for each type of award during any calendar year.
•	The maximum dollar value that may be earned by any participant with respect to performance awards denominated in cash and intended to be “performance-based compensation” under Section 162(m) of the Internal Revenue Code for any 12-month performance period (as established by the board) is $3 million, and for a longer-term performance period, $4 million.
Share Counting

Under the new omnibus plan, each share of common stock covered by an option or SAR counts against the aggregate plan limit as one share and each share of stock covered by an award that is not an option or SAR counts against the limit as 1.26 shares. However, for each share that is forfeited, expires or is settled for cash (in whole or in part) under the plan, one share, or 1.26 shares, as applicable, will be added back to the aggregate limit. The following will not increase the number of shares available for grant under the plan:

•	any shares tendered by a participant or withheld by us in full or partial payment of the exercise price of stock options or the full or partial satisfaction of a tax withholding obligation on any award under the new omnibus plan or either of the two existing plans;
•	shares we reacquire on the open market or otherwise using cash proceeds from the exercise of stock options granted either under the new omnibus plan or the 2004 Long-Term Equity Award Plan.
Section 162(m) of the Internal Revenue Code

The new omnibus plan is designed to allow us to grant awards that satisfy, to the extent feasible, the requirements for the performance-based compensation exclusion from the deduction limitations under Section 162(m) of the Internal Revenue Code. The new omnibus plan has been structured in a manner such that stock options, SARs, and performance awards can be granted that satisfy the requirements as performance-based compensation and be excluded from the deduction limitations under Section 162(m). Restricted stock and RSUs, however, cannot be excluded from the Section 162(m) limitations. We consider tax deductibility an important consideration in determining executive compensation, but there are other important considerations as well, and as a result, we may sometimes grant awards to our named executive officers that are not deductible or are deductible only in part.

Repricing Prohibited

Except in connection with an adjustment involving a corporate transaction or similar event, the board may not authorize the amendment of any outstanding stock option or SAR to reduce the exercise or base price, and no outstanding stock option or SAR may be cancelled in exchange for other awards, or cancelled in exchange for stock options or SARs having a lower exercise or base price, or cancelled in exchange for cash, without the approval of our shareholders.

Types of Awards

Stock Options.  Stock options may be granted that entitle the optionee to purchase shares of La-Z-Boy common stock at a price not less than fair market value as of the date of grant. The maximum term for stock options is 10 years except that ISOs granted to any person who owns, as of the date of grant, stock possessing more than 10% of the total combined voting power of all classes of our stock must have an exercise price that is not less than 110% of the fair market value of the common stock on the date of grant and may not have a term extending beyond the fifth anniversary of the date of grant. Stock options may be granted as ISOs, nonqualified stock options, or combinations of the foregoing. The exercise price for each grant of stock options will be specified in the award agreement, which will also provide whether the price is payable: (1) in cash or by cash equivalents; (2) by the transfer to us of previously acquired shares of La-Z-Boy common stock owned by the optionee; (3) with the consent of the compensation committee, by delivery of other consideration having a fair market value on the exercise date equal to the total purchase price; (4) pursuant to a net exercise arrangement whereby the participant directs us to deduct from shares issuable upon exercise of his or her stock options a number of shares having an aggregate fair market value equal to the sum of the total purchase price; (5) by delivery (on a form acceptable to the committee) of an irrevocable direction to a licensed securities broker acceptable to us to sell shares of stock and to deliver all or part of the sales proceeds to us in payment of the option price and any withholding taxes; (6) by such other methods as may be specified in the award agreement; or (7) by a combination of those payment methods.

SARs.  An SAR is a right to receive from La-Z-Boy an amount equal to a specified number of shares of La-Z-Boy common stock multiplied by the difference between the fair market value of one share on the date of exercise and the grant price of the SAR. The grant price may not be less than the market value per share at the date of grant. Any grant may specify that the amount payable on exercise of the SAR may be paid in cash, in shares of La-Z-Boy common stock or other property, or in any combination thereof, in the sole discretion of the committee. No SAR may be exercisable more than 10 years from the date of grant.

Restricted Stock and RSUs.  A grant of restricted stock involves the immediate transfer of ownership of a specified number of restricted shares of La-Z-Boy common stock in consideration of the performance of services. The participant is entitled immediately to voting, dividend and other ownership rights in the shares, but at least a portion of the restricted stock must be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Internal Revenue Code for a period to be determined by the committee at the date of grant or to the achievement of specified performance measures. An RSU represents the right of the grantee to receive a payment upon vesting of the RSU of an amount equal to a specified number of shares of La-Z-Boy common stock multiplied by the value of one share as of the vesting date. At the discretion of the committee, RSUs may be settled in cash, shares of La-Z-Boy common stock or any combination thereof. RSUs may entitle the participant to receive credits for dividend equivalents, but not voting or other rights as a shareholder.

If the restricted stock or RSUs vest upon the passage of time rather than the achievement of performance measures, the period of time for vesting may not be shorter than three years from the date of grant (with the possibility of ratable vesting during the three-year period). If the restricted stock or RSUs vest upon the achievement of performance measures, the restrictions may not terminate sooner than one year after the date of grant. In each case, awards are subject to accelerated vesting in the committee’s discretion in the event of a change of control (as defined in the plan) or the death or disability of the participant.

Unrestricted Stock Awards.  The committee may, subject to limitations under applicable law, grant to any participant other unrestricted stock awards, entitling the participant to receive shares of La-Z-Boy common stock free of any restrictions. The committee will determine the terms and conditions of these awards. No more than 10% of the shares reserved for issuance under the new omnibus plan may be granted as unrestricted stock awards.

Dividend Equivalent Rights.  The committee may award dividend equivalent rights entitling the recipient to receive credits based on cash distributions that would have been paid on the shares of stock specified in the award agreement if the shares had been issued to and held by the recipient. Dividend equivalents credited to the holder of a dividend equivalent right may be paid currently or may be deemed to be reinvested in additional shares of stock, which may thereafter accrue additional equivalents. Any such reinvestment will be at fair market value on the date of reinvestment. Dividend equivalent rights may be settled in cash or stock or a combination thereof, in a single installment or installments, all determined in the sole discretion of the committee. Any dividends or dividend equivalents provided with respect to performance awards, as well as with respect to restricted stock, RSUs and other share-based awards that are subject to the attainment of performance measures, will be subject to the same restrictions and risk of forfeiture as the underlying awards.

Performance Awards.  The committee may grant to any participant performance awards in the form of performance shares or performance units, as determined by the committee in its sole discretion. Performance shares entitle the grantee to units valued by reference to a designated number of shares of La-Z-Boy common stock. Performance units entitle the grantee to units valued by reference to a designated amount of cash or property other than shares of La-Z-Boy common stock. Each performance award will specify one or more performance measures that must be satisfied within a specified period, which may not be shorter than one year (referred to as the performance period), in order for the performance awards to be earned.

To the extent earned, the performance awards will be paid to the participant in the manner and at the time determined by the committee. Any grant may specify that the amount payable may be paid in cash, shares of La-Z-Boy common stock or other property or any combination thereof at the committee’s discretion. Performance awards may be paid in a lump sum or in installments following the close of the performance period or, in accordance with procedures established by the committee, on a deferred basis subject to the requirements of Section 409A of the Internal Revenue Code.

Performance Measures

The committee will establish measurable performance objectives for participants who receive performance awards under the new omnibus plan. Performance measures may be described in terms of either company-wide objectives or objectives that are related to the performance of the subsidiary or division, business segment or business unit within La-Z-Boy or a subsidiary in which the participant is employed. Performance measures applicable to any award or portion of an award that is intended to be a qualified performance-based award to a participant who is, or is determined by the committee to be likely to become, a “covered employee” within the meaning of Section 162(m) of the Internal Revenue Code will be based on the attainment of specified levels of one or any combination of the following:

(a)	net earnings or net income;

(b)	operating earnings;
(c)	pretax earnings;
(d)	earnings per share;
(e)	share price, including growth measures and total stockholder return;
(f)	earnings before interest and taxes;
(g)	earnings before interest, taxes, depreciation and/or amortization;
(h)	sales or revenue growth, whether in general, by type of product or service, or by type of customer;
(i)	gross or operating margins;
(j)	return measures, including return on assets, capital, investment, equity, sales or revenue;
(k)	cash flow, including operating cash flow, free cash flow, cash flow return on equity and cash flow return on investment;
(l)	productivity ratios;
(m)	expense targets;
(n)	market share;
(o)	financial ratios as provided in credit agreements of La-Z-Boy and its subsidiaries;
(p)	working capital targets;
(q)	completion of acquisitions of businesses or companies;
(r)	completion of divestitures and asset sales; and
(s)	any combination of any of the foregoing business criteria.
Amendment and Termination of the New Omnibus Plan

The committee may, at any time and from time to time, amend, suspend, or terminate the plan as to any shares of stock as to which awards have not been made, except that we must submit for shareholder approval any amendment required to be submitted for shareholder approval by applicable law or stock exchange listing requirements, or that would otherwise materially: (i) increase the benefits accrued to participants under the plan, (ii) increase the numbers of securities that may be issued under the plan (other than an increase pursuant to the adjustment provisions in the plan), or (iii) modify the requirements for participation in the plan.

The committee may not amend the plan to impair the rights of a participant in any material respect under any award previously granted without the participant’s consent.

Vesting and Exercise of an Award

The applicable award agreement governing an award will specify the period during which the right to exercise the award in whole or in part vests, including the events or conditions upon which the vesting of an award will occur or may accelerate. No portion of an award that is not vested at the time of the participant’s termination of service with us will become vested, except as may be otherwise provided in the agreement relating to the award or determined by the committee.

Generally, a stock option or SAR may only be exercised while a participant remains an officer, executive, or other employee of La-Z-Boy or its subsidiaries or a nonemployee director of La-Z-Boy or, in the case of a stock option, for 30 days following the participant’s termination of service, but no more than the remainder of the term of the award as established on the date of grant. An award may be exercised for any vested portion of the shares subject to such award until the award expires or as otherwise determined by the committee.

If permitted by applicable law, in the case of a termination of employment by reason of the death or disability of a participant who holds any restricted stock or RSUs as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or other share-based awards that have not been fully earned, or who holds shares of La-Z-Boy common stock subject to any other transfer restriction imposed under the plan, the committee, may, in its sole discretion, take such action as it deems equitable in the circumstances or in the best interests of La-Z-Boy, including accelerating vesting and waiving or modifying any performance or other period, any performance measure, or any other requirement, condition, restriction or limitation applicable to any such award.

Unless otherwise provided in the applicable award agreement, in the event of a change of control of La-Z-Boy (as defined in the new omnibus plan) in which the successor company assumes or substitutes for stock options, SARs, restricted stock or RSUs or other share-based awards, if a participant’s employment is terminated within one year following a change of control, (1) stock options and SARs will immediately vest and become exercisable for one year following the date of such change of control; (2) the restrictions, limitations and other conditions applicable to any restricted stock or RSUs as of the date of termination of employment will lapse and the restricted stock or RSUs will become vested; and (3) the restrictions, limitations and other conditions applicable to any other share-based awards will lapse and the other share-based awards will become fully vested and transferable to the full extent of the original grant.

Adjustments

The committee may, in its sole discretion exercised in good faith, adjust the number and kind of shares covered by outstanding awards under the new omnibus plan and, in the case of stock options and SARs, the applicable exercise or base prices, to equitably prevent dilution or enlargement of the rights of participants or optionees in the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution, share split, reverse share split, spin-off or similar transaction or other change in corporate structure affecting the shares of common stock or its value. In the event of any such transaction or event or in the event of a change in control of La-Z-Boy (as defined in the new omnibus plan), the committee, in its discretion, may provide in substitution for any or all outstanding awards under the plan such alternative consideration (including cash), if any, as it, in good faith, may determine to be equitable in the circumstances and may require the surrender of all awards so replaced in a manner that complies with Section 409A of the Internal Revenue Code. In addition, for each stock option or SAR with an exercise price or base price greater than the consideration offered in connection with any such transaction or event or change in control, the committee may in its sole discretion elect to cancel the stock option or SAR without any payment to the holder. The committee will also make or provide for such adjustments in the number of shares available under the plan, including the individual participant limits, as the committee may determine appropriate to reflect any transaction or event described above, except that any such adjustment will be made only to the extent that it would not cause any stock option intended to qualify as an ISO to fail to so qualify. Additionally, we may eliminate fractional shares or settle fractional shares in cash.

Limited Transferability

No award and no shares of La-Z-Boy common stock that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution. An award may be exercised during the life of the participant only by the participant or the participant’s guardian or legal representative. A participant may assign or transfer an award to: (1) the participant’s spouse, children or grandchildren (including any adopted and step children or grandchildren), parents, grandparents or siblings; (2) a trust for the benefit of one or more of the participants or the persons referred to in clause (1); or (3) a partnership, limited liability company or corporation in which the participants or the persons referred to in clause (1) are the only partners, members or shareholders, so long as, in each case, the permitted assignees are bound by and subject to all of the terms and conditions of the new omnibus plan and the award agreement relating to the transferred award and they execute an agreement satisfactory to us evidencing those obligations.

Withholding Taxes

To the extent that we are required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a participant or other person under the new omnibus plan, and the amounts available to us for withholding are insufficient, it will be a condition to the receipt of the payment or the realization of the benefit that the participant or other person make arrangements satisfactory to us for payment of the balance of the taxes required to be withheld, which arrangements (in the discretion of the committee) may include relinquishment of a portion of the benefit. In certain circumstances, we may withhold from wages, amounts otherwise payable to participant, or shares of common stock that are deliverable to a participant, to settle tax withholding obligations. Participants may elect to have shares of common stock withheld or may deliver other shares of common stock to satisfy tax withholding obligations, but the value of any shares withheld will not exceed the minimum amount of taxes required to be withheld.

Compliance with Section 409A of the Internal Revenue Code

To the extent applicable, it is intended that the new omnibus plan and any grants made under it comply with or be exempt from the provisions of Section 409A of the Internal Revenue Code, so that the income inclusion provisions of Section 409A(a)(1) do not apply to the participants. The new omnibus plan and any grants made under it are to be administered in a manner consistent with this intent.

Termination

No grant will be made under the new omnibus plan after June 11, 2020, but all grants made on or before June 11, 2020 will continue in effect after that date unless they terminate under their terms or the terms of the plan.

Federal Income Tax Consequences

The following is a brief summary of some of the federal income tax consequences of some types of transactions under the new omnibus plan based on federal income tax laws currently in effect. This summary is not intended to be complete and does not describe any gift, estate, social security or state or local tax consequences. It is not intended as tax guidance to participants in the plan.

Tax Consequences to Participants

Nonqualified Stock Options.  A recipient of stock options will not realize any taxable income upon the grant of a nonqualified stock option. Upon exercise of a nonqualified stock option, the recipient generally will realize ordinary income in an amount equal to the excess of the fair market value of the shares of common stock on the date of exercise over the exercise price. We will not receive a deduction at the time of grant unless the stock option has a readily ascertainable fair market value (as determined under applicable tax law) at the time of grant. Upon a subsequent sale of the shares of common stock by the recipient, the recipient will recognize short-term or long-term capital gain or loss depending upon his or her holding period of the shares. Subject to the limitations under Sections 162(m) and 280G of the Internal Revenue Code (as described below), we will generally be allowed a deduction equal to the amount recognized by the recipient as ordinary income. Officers and directors subject to Section 16(b) of the Securities Exchange Act of 1934 may be subject to special tax rules regarding the income tax consequences concerning their options.

ISOs.  In general, a recipient will not realize taxable income upon either the grant or the exercise of an ISO and we will not realize an income tax deduction at either of those times. In general, however, for purposes of the alternative minimum tax, the excess of the fair market value of the shares of common stock acquired upon exercise of an ISO (determined at the time of exercise) over the exercise price of the ISO will be considered income. If the recipient was continuously employed from the date of grant until the date three months prior to the date of exercise and the recipient does not sell the shares of common stock received pursuant to the exercise of the ISO within either (1) two years after the date of the grant of the ISO, or (2) one year after the date of exercise, a subsequent sale of the shares will result in long-term capital gain or loss to the recipient and will not result in a tax deduction to us.

If the recipient is not continuously employed from the date of grant until the date three months prior to the date of exercise or the recipient disposes of the shares of common stock acquired upon exercise of the ISO within either of the time periods described in the immediately preceding paragraph, the recipient will generally realize as ordinary income an amount equal to the lesser of (1) the fair market value of the shares on the date of exercise over the exercise price, or (2) the amount realized upon disposition over the exercise price. In such event, subject to the limitations under Sections 162(m) and 280G of the Internal Revenue Code (as described below), we generally will be entitled to an income tax deduction equal to the amount recognized as ordinary income. Any gain in excess of the amount realized by the recipient as ordinary income would be taxed at the rates applicable to short-term or long-term capital gains (depending on the holding period).

SARs.  No income will be recognized by a participant in connection with the grant of a SAR. When the SAR is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any unrestricted shares of La-Z-Boy common stock received on the exercise.

Restricted Stock.  The recipient of restricted stock generally will be subject to tax at ordinary income rates on the fair market value of the restricted stock (reduced by any amount paid by the participant for the restricted stock) at such time as the shares are no longer subject to forfeiture or restrictions on transfer. However, a recipient who makes a valid election under Section 83(b) of the Internal Revenue Code will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of the shares (determined without regard to the risk of forfeiture or restrictions on transfer) over the purchase price, if any, of the restricted stock. If a Section 83(b) election has not been made, any dividends received with respect to restricted stock that is subject to risk of forfeiture or restrictions on transfer generally will be treated as compensation that is taxable as ordinary income to the participant and deductible by us.

RSUs.  No income generally will be recognized upon the award of RSUs. The recipient of an award of RSUs generally will be subject to tax at ordinary income rates on the cash or the fair market value of the property (for example, the unrestricted shares of La-Z-Boy common stock) on the date that the cash or property is transferred to the participant under the award (reduced by any amount paid by the participant for the RSUs), and the capital gains/losses holding period for any such property will also commence on that date.

Performance Awards.  No income generally will be recognized upon the grant of performance shares pursuant to a performance award. Upon payment in respect of the earn-out of performance awards, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any unrestricted shares of La-Z-Boy common stock or other property received.

New Omnibus Plan Benefits

In anticipation that the new equity award plan may be approved at the upcoming meeting, the compensation committee, during the first quarter of this fiscal year, granted performance awards and approved stock option and restricted share grants under the new equity award plan. All of these grants are subject to approval of the new plan at the meeting. Due to the nature of the proposed plan, we cannot predict in advance the benefits that any employee or director ultimately may receive if the proposed plan is approved.

Short-Term Incentive Awards

The compensation committee has not made any short-term incentive awards under the new omnibus plan. The value of any future short-term incentive award will be based on actual company performance, which cannot be readily predicted, and future awards cannot be determined at this time. See the “Summary Compensation Table” on page 25 for information about the management incentive awards for fiscal 2010.

Performance Stock Awards

Subject to shareholder approval of the new omnibus plan, the compensation committee granted performance stock awards under the new plan for a three-year performance period that will end at the end of fiscal 2013. The compensation committee granted these performance stock awards under the new plan in lieu of the target awards it normally would have granted under our existing performance-based plan for a three-year performance cycle ending at the end of fiscal 2013.

The performance stock awards granted under the new plan for the three-year performance period ending at the end of fiscal 2013 are, in most respects, consistent with past practice under our existing performance-based plan. As contemplated by the proposed plan, the compensation committee established two independent performance goals related to sales growth and earnings per share.

The following table reports on the performance stock awards granted to named executives and others under the new plan, subject to shareholder approval of the plan. The numbers reported in each table under “Maximum” are the numbers of shares that grantees would receive if the performance goals are achieved at the highest level specified by the committee. The numbers reported under “Target” are the numbers of shares they would receive if the performance goals are achieved at a target level set by the committee, and the numbers reported under “Threshold” are the numbers of shares they would receive for achievement of a minimum threshold for just one goal. In each case, the final payout will be determined after the end of the performance period by determining the degree to which each (if either) of the goals was met. If neither performance goal is achieved at the minimum threshold level or higher, there will be no payout on the performance award.

	Number of Shares
	New Performance Stock Award for Three-Year Performance Period Ending in 2013
Name or Group	Threshold	Target	Maximum
Kurt L. Darrow	48,936	97,873	195,746
Louis M. Riccio, Jr.	14,245	28,490	56,980
Mark S. Bacon, Sr.	14,245	28,490	56,980
Steven M. Kincaid	14,245	28,490	56,980
Otis S. Sawyer	14,245	28,490	56,980
Current executive officers, as a group	105,916	211,833	423,666
Non-executive directors, as a group	-0-	-0-	-0-
Employees other than executive officers, as a group	106,736	213,471	426,942

Stock Options

Subject to shareholder approval of the new omnibus plan, the compensation committee approved stock options to be granted under the new omnibus plan, effective July 14, 2010, to certain employees in consideration of their employment. Except in special circumstances discussed above, each stock option will become exercisable as to 25% of the total number of optioned shares on each of the first through the fourth anniversaries of the grant date, and each will expire ten years after the grant date. The exercise price of each stock option will be 100% of the fair market value of our common stock on the date of grant.

The table below shows the number of shares underlying the options to be granted to the employees and groups specified.

Name or Group	Number of Shares Underlying Options
Kurt L. Darrow	34,314
Louis M. Riccio, Jr.	9,989
Mark S. Bacon, Sr.	9,989
Steven M. Kincaid	9,989
Otis S. Sawyer	9,989
Current executive officers, as a group	74,270
Non-executive directors, as a group	-0-
Employees other than executive officers, as a group	89,685

Restricted Shares and Restricted Stock Units

Subject to shareholder approval of the new omnibus plan, the compensation committee approved restricted shares to be awarded under the new plan effective July 14, 2010, to certain employees and non-executive directors. Except in special circumstances discussed above, restrictions on shares awarded will terminate as to 100% of the shares three years after the date of grant. If the new omnibus plan is approved, each of the 10 non-employee directors remaining on the board will, on September 1, 2010, receive a grant of restricted stock units with a grant date value of $65,000.

The table below shows the number of restricted shares and restricted stock units to be awarded to the employees and groups specified.

Name or Group	Number of Restricted Shares	Number of Restricted Stock Units(1)
Kurt L. Darrow	-0-	-0-
Louis M. Riccio, Jr.	-0-	-0-
Mark S. Bacon, Sr.	-0-	-0-
Steven M. Kincaid	-0-	-0-
Otis S. Sawyer	-0-	-0-
Current executive officers, as a group	-0-	-0-
Non-executive directors, as a group	-0-	44,068
Employees other than executive officers, as a group	154,367	-0-

(1)	The number of restricted stock units is estimated using the stock’s closing price of $14.75 on April 23, 2010 (the last business day of the fiscal year).

Existing Equity Compensation Plans

The table below provides information, as of the end of fiscal 2010, concerning our existing compensation plans under which common shares may be issued.

Equity Compensation Plan Information as of April 24, 2010

Plan category	Number of securities to be issued upon exercise of outstanding options (i)		Weighted- average exercise prices of outstanding options (ii)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (i)) (iii)
Equity compensation plans approved by shareholders	3,048,045	(1)	$10.41	974,340	(2)

Note 1:  These options were issued under our 2004 Long-Term Equity Award Plan and our 1997 Incentive Stock Option Plan. No additional options can be awarded under the 1997 plan, but 466,770 are still outstanding under the 1997 plan.

Note 2:  This amount is the aggregate number of shares available for future issuance under our 2004 Long-Term Equity Award Plan, which has a stock option component, a restricted stock component and a performance award component, and our Restricted Stock Plan for Non-Employee Directors. The long-term equity award plan provides for awards of stock options, restricted stock, and performance awards (awards of our common stock based on achievement of pre-set goals over a performance period) to selected key employees. The non-employee directors’ plan provides for grants of 30-day options on our common shares. The total shown above consists of: (a) a maximum of 823,540 shares that may be granted under the long-term equity award plan; and (b) 150,800 shares available for future issuance under the non-employee directors’ plan. We discontinued awards under the non-employee directors’ plan in fiscal 2009.

This table does not include shares that may be issued under the new omnibus plan if it is approved by shareholders at the meeting. If it is approved by shareholders, the new omnibus plan will become effective immediately, and no further grants will be made under the 2004 Long-Term Equity Award Plan or the Deferred Stock Unit Plan for Non-Employee Directors.

Other Matters

Our board of directors has determined that the proposed plan should be submitted for shareholder approval so as to comply with the NYSE listing standards and the Section 162(m) regulations. To be approved, the new omnibus plan must receive a majority of the votes cast on the proposal, provided that a majority of shares entitled to vote actually vote “For” or “Against” the proposal. For this purpose, an abstention or broker non-vote will be considered as not voted. If it is approved by shareholders, the new omnibus plan will become effective immediately, and no further grants will be made under the 2004 Long-Term Equity Award Plan or the Deferred Stock Unit Plan for Non-Employee Directors. If shareholders do not approve the new omnibus plan, it will not become effective, and the 2004 Long-Term Equity Award Plan and Deferred Stock Unit Plan for Non-Employee Directors, as they presently exist, will continue in effect. The results of the vote will not affect any awards outstanding under the two existing plans at the time of the annual meeting.

If the proposed plan is approved, that approval also will operate to approve the items for setting performance goals and to approve and make effective the performance awards that have been provisionally granted (subject to approval of the proposed plan). Based on the current Section 162(m) regulations, our board believes that, upon such approval, any payouts earned under those performance awards will satisfy the requirements for exclusion from Section 162(m)’s deduction limit.

If the proposed plan is not so approved, the current plans will remain in effect with respect to the remainder of the previously authorized shares, and none of the awards authorized by the Compensation Committee under the proposed plan will be made.

For grants made during our fiscal year 2010 to our named executive officers, please see the Fiscal 2010 Grants of Plan-Based Awards table earlier in this proxy statement.

The board of directors recommends a vote FOR approval of Proposal No. 3, which approves the La-Z-Boy Incorporated 2010 Omnibus Incentive Plan.

PROPOSAL NO. 4

Shareholder Proposal

California Public Employees’ Retirement System, P.O. Box 942707, Sacramento, California 94229-2707, has notified us that it intends to submit the following proposal at the annual meeting:

RESOLVED, that the stockholders of La-Z-Boy Incorporated (“Company”) amend the Company’s bylaws to reorganize the Board of Directors, in accordance with applicable state law, into one class by amending and restating Section 2 of ARTICLE IV Directors as follows:

Section 2. Classification and Term of Office.  The Board of Directors shall consist of one class each serving a term of one year. The initial declassification of the Directors after adoption of this bylaw may be effected in a manner that does not affect the unexpired terms of directors previously elected.

Supporting Statement

Is accountability by the Board of Directors important to you as a shareowner of the Company? As a trust fund with approximately 1.6 million participants, and as the significant owner of the Company’s common stock, the California Public Employees’ Retirement System (CalPERS) thinks accountability is of paramount importance. This is why we are sponsoring this proposal that seeks to reorganize the Board of Directors of the Company so that each director stands before the shareowners for re-election each year. We hope to eliminate the Company’s so-called “classified board,” whereby the directors are divided into three classes, each serving a three-year term. Under the current structure, shareowners can only vote on a portion of the Board at any given time.

CalPERS believes that corporate governance procedures and practices, and the level of accountability they impose, are closely related to financial performance. It is intuitive that when directors are accountable for their actions, they perform better. A staggered board has been found to be one of six entrenching mechanisms that are negatively correlated with company performance. See “What Matters in Corporate Governance?” Lucian Bebchuk, Alma Cohen & Allen Ferrell, Harvard Law School, Discussion Paper No. 491 (09/2004, revised 3/2005). CalPERS also believes that shareowners are willing to pay a premium for corporations with excellent corporate governance. If the Company were to take the steps necessary to declassify its Board, CalPERS believes it would be a strong statement that this Company is committed to good corporate governance and its long-term financial performance.

We seek to improve that performance and ensure the Company’s continued viability through this structural reorganization of the Board. If passed, shareowners would have the opportunity to register their views at each annual meeting — on performance of the Board as a whole and of each director as an individual.

CalPERS urges you to join us in voting to declassify the election of directors, as a powerful tool for management incentive and accountability. We urge your support FOR this proposal.

Vote Required and Board Recommendation

Under our articles of incorporation and bylaws as currently in effect, approval of this proposal requires the affirmative vote of the holders of at least 67% of our outstanding common stock. Any shares not voted for any reason, including abstentions or broker non-votes, will therefore have the same effect as “no” votes.

The board of directors recommends a vote AGAINST this proposal for the following reasons:

The resolution proposed by CalPERS is not in the best interests of La-Z-Boy’s shareholders and has missed the mark in two ways.

First, our staggered board provides continuity during a time of unprecedented changes in our industry and our company that will continue for years. The staggered board permits us to offer director candidates a three-year commitment and to expect the same from them. It promotes a long-range viewpoint. It helps us remain continuously in compliance with SEC and NYSE rules on qualification for service on our audit and other important committees. And it makes us think very hard before nominating any director candidate because we know that if we were to make an incorrect decision, the person we nominated would likely remain on the board for at least three years. Continuity in developing and pursuing strategic change and in operation of key board committees is essential to supporting management in achieving long range success in this challenging business environment.

Second, our staggered board is not the typical staggered board structure. Most companies that have classified boards have them established in their charters. Shareholders in a Delaware corporation cannot amend the charter without board approval. This arrangement makes it nearly impossible for shareholders to replace more than a third of the directors per year and provides one of the most potent of all takeover defenses, which is the principal reason why such staggered board structures are opposed.

We do not have that arrangement.

La-Z-Boy Incorporated is a Michigan corporation, with its staggered board established in its bylaws, which can be amended anytime by shareholder vote. Anyone with the votes to replace our directors — either in a proxy contest or after a takeover — could simply repeal the staggered board bylaw at the same time. Thus our bylaws-based staggered board provides no opportunity for entrenchment and no defense against hostile takeovers.

Ironically, the proposal itself demonstrates this point elegantly. If shareholders approve the proposal, our staggered board will be eliminated. Nothing could be simpler. There is no reason to eliminate the staggered board now, in the absence of any proxy or takeover contest, when the winner of any such contest could so easily eliminate it then.

We believe CalPERS’s citation of the 2004 – 2005 Harvard study is misleading. CalPERS ignores footnote 5, in which the authors specifically note the difference between charter-based staggered boards, which are highly effective in thwarting hostile takeovers, and bylaws-based staggered boards like La-Z-Boy’s, which are not. (The authors of the study also note that the bylaws-based variety is quite rare.)

One of the experts cited in the study, Harvard law and business professor Guhan Subramanian, wrote in a February 14, 2007 New York Times op-ed article:

“Staggered boards offer many benefits over unitary boards: greater stability, improved independence of outside directors, and a longer-term perspective — things shareholders should want, too.... [and by eliminating them] we risk further short-termism in boardrooms and no internal counterweight to managers focused on quarterly earnings.... A bylaws-based staggered board meets the interests of all sides.”

Thus, La-Z-Boy’s current structure, while not presenting an undue deterrent to a takeover, promotes a long-term focus on the part of the board and should be retained.

OTHER MATTERS

Next Annual Meeting

Shareholder Proposals for the 2011 Annual Meeting

Under the rules of the Securities and Exchange Commission, if a shareholder wishes to submit a proposal for possible inclusion in La-Z-Boy Incorporated’s 2011 proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, we must receive it on or before March 8, 2011.

Our bylaws provide that in order for a shareholder to nominate a candidate for election as a director at an annual meeting of shareholders, or to propose business for consideration at such meeting outside of Rule 14a-8, written notice containing the information required by the bylaws generally must be delivered to the Secretary at our principal executive offices, not later than the 90th day, and not earlier than the 120th day, prior to the first anniversary of the preceding year’s annual meeting. Accordingly, a shareholder nomination or proposal intended to be considered at the 2011 annual meeting must be received by the Secretary on or after April 20, 2011 and no later than May 20, 2011 Proxies for next year’s annual meeting may confer discretionary authority to vote on any shareholder proposal for which we do not receive a timely notice.

All proposals must be in writing and should be mailed to La-Z-Boy Incorporated, to the attention of the Corporate Secretary, 1284 North Telegraph Road, Monroe, MI 48162. A copy of the bylaws may be obtained by written request to the same address.

Costs of Proxy Solicitation

We will pay the expense of soliciting proxies pursuant to this proxy statement. In addition to the cost of preparing and mailing this proxy statement and accompanying documents, we expect to pay the Altman Group $9,000, plus expenses, to assist us in soliciting proxies.

You may vote by mail, by telephone or on the Internet. Your vote is important. Even if you plan to attend the meeting, please vote by proxy card, telephone or computer as soon as possible.

BY ORDER OF THE BOARD OF DIRECTORS

James P. Klarr, Secretary

Monroe, Michigan
July 6, 2010

We will send you a copy of our Form 10-K Annual Report for the fiscal year ended April 24, 2010 without charge if you send a written request to: Office of the Secretary, La-Z-Boy Incorporated, 1284 North Telegraph Road, Monroe, Michigan 48162. You also can obtain copies of our Form 10-K and the other reports we file with the SEC on our Web site at www.la-z-boy.com or through the SEC’s Web site at www.sec.gov.

ANNEX A

LA-Z-BOY INCORPORATED

2010 OMNIBUS INCENTIVE PLAN

La-Z-Boy Incorporated, a Michigan corporation (the “Company”), sets forth herein the terms of its 2010 Omnibus Incentive Plan (the “Plan”), as follows:

1. PURPOSE

The Plan is intended to enhance the Company’s and its Subsidiaries’ ability to attract and retain highly qualified officers, directors, key employees, and other persons, and to motivate such persons to serve the Company and its Subsidiaries and to expend maximum effort to improve the business results and earnings of the Company, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. To this end, the Plan provides for the grant of stock options, stock appreciation rights, restricted stock, stock units (including deferred stock units), unrestricted stock, dividend equivalent rights, and short-term cash incentive awards. Any of these awards may, but need not, be made as performance incentives to reward attainment of annual or long-term performance goals in accordance with the terms hereof. Stock options granted under the Plan may be non-qualified stock options or incentive stock options, as provided herein, except that stock options granted to outside directors and any consultants or advisers providing services to the Company or a Subsidiary shall in all cases be non-qualified stock options.

2. DEFINITIONS

For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply:

2.1 “Affiliate” means, with respect to the Company, any company or other trade or business that controls, is controlled by or is under common control with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including, without limitation, any Subsidiary. For purposes of granting stock options or stock appreciation rights, an entity may not be considered an Affiliate unless the Company holds a “controlling interest” in such entity, where the term “controlling interest” has the same meaning as provided in Treasury Regulation 1.414(c)-2(b)(2)(i), provided that the language “at least 50 percent” is used instead of “at least 80 percent” and, provided further, that where granting of stock options or stock appreciation rights is based upon a legitimate business criteria, the language “at least 20 percent” is used instead of “at least 80 percent” each place it appears in Treasury Regulation 1.414(c)-2(b)(2)(i).

2.2 “Applicable Laws” means the legal requirements relating to the Plan and the Awards under applicable provisions of the corporate, securities, tax and other laws, rules, regulations and government orders, and the rules of any applicable stock exchange or national market system, of any jurisdiction applicable to Awards granted to residents therein.

2.3 “Award” means a grant of an Option, Stock Appreciation Right, Restricted Stock, Unrestricted Stock, Stock Unit, Dividend Equivalent Rights, Performance Share, Performance Unit or cash award under the Plan.

2.4 “Award Agreement” means the agreement between the Company and a Grantee that evidences and sets out the terms and conditions of an Award.

2.5 “Benefit Arrangement” shall have the meaning set forth in Section 15 hereof.

2.6 “Board” means the Board of Directors of the Company. Pursuant to Section 3.2 hereof, matters or responsibilities allocated to the Board under this Plan are (pursuant to the Board’s adoption of this Plan) hereby delegated to the Committee except to the extent such matters or responsibilities relate to the compensation or benefits of one or more Outside Directors, unless otherwise determined by the Board.

2.7 “Cause” means, as determined by the Board and unless otherwise provided in an applicable agreement with the Company or a Subsidiary, (a) a Grantee’s conviction of any crime (whether or not involving the Company or Subsidiary) constituting a felony in the jurisdiction involved; (b) conduct of a Grantee related to the Grantee’s employment for which either criminal or civil penalties against the Grantee or the Company or Subsidiary may be sought; (c) material violation of the Company’s (or Subsidiary’s) policies, including the disclosure or misuse of confidential information, or those set forth in manuals or statements of policy issued by the Company and/or any Subsidiary; or (d) serious neglect or misconduct in the performance of a Grantee’s duties for the Company or willful or repeated failure or refusal to perform such duties.

2.8 “Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended.

2.9 “Committee” means a committee of, and designated from time to time by resolution of, the Board, which shall be constituted as provided in Section 3.2. The initial Committee shall be the Compensation Committee of the Board.

2.10 “Company” means La-Z-Boy Incorporated. or any successor thereto

2.11 “Company Achievement Percentage” means a percentage based on the achievement of Company-related performance goals, as approved by the Committee, and may range between 0% and 200%.

2.12 “Company Weighted MIP Component” means a percentage, which shall be established for the Employee by the Committee or its delegatee and shall not exceed 100% (provided that the sum of the Company Weighted MIP component and the Individual Weighted MIP Component shall equal 100%).

2.13 “Corporate Transaction” means (i) the dissolution or liquidation of the Company or a merger, consolidation, or reorganization of the Company with one or more other entities in which the Company is not the surviving entity, (ii) a sale of substantially all of the assets of the Company to another person or entity, or (iii) any transaction (including without limitation a merger or reorganization in which the Company is the surviving entity) which results in any person or entity (other than persons who are stockholders or affiliates immediately prior to the transaction) owning 50% or more of the combined voting power of all classes of stock of the Company.

2.14 “Covered Employee” means a Grantee who is a covered employee within the meaning of Section 162(m)(3) of the Code.

2.15 “Disability” or “Disabled” means, as determined by the Board and unless otherwise provided in an applicable agreement with the Company or a Subsidiary, the Grantee is unable to perform each of the essential duties of such Grantee’s position by reason of a medically determinable physical or mental impairment which is potentially permanent in character or which can be expected to last for a continuous period of not less than 12 months; provided, however, that, with respect to rules regarding expiration of an Incentive Stock Option following termination of the Grantee’s Service, Disability shall mean the Grantee is unable to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. For purposes of Section 14 and Short-Term Incentive Awards, “Disabled” means an Employee is on leave due to a disability that has been approved by the Company or a Subsidiary.

2.16 “Dividend Equivalent Right” means a right, granted to a Grantee under Section 12 hereof, to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments.

2.17 “Eligible Earnings” means an Employee’s base compensation, including vacation and holiday pay, earned during a particular Fiscal Year.

2.18 “Effective Date” means June 11, 2010, the date the Plan was approved by the Board subject to approval of the Company’s shareholders.

2.19 “Employee” means an officer or employee (as defined in accordance with Section 3401(c) of the Code) of the Company, or of any corporation that is a Subsidiary.

2.20 “Exchange Act” means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.

2.21 “Fair Market Value” means the value of a share of Stock, determined as follows: if on the Grant Date or other determination date the Stock is listed on an established national or regional stock exchange, or is publicly traded on an established securities market, the Fair Market Value of a share of Stock shall be the closing price of the Stock on such exchange or in such market (if there is more than one such exchange or market the Board shall determine the appropriate exchange or market) on the Grant Date or such other determination date (or if there is no such reported closing price, the Fair Market Value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on such trading day) or, if no sale of Stock is reported for such trading day, on the closest preceding day for which a sale shall have been reported. If the Stock is not listed on such an exchange or traded on such a market, Fair Market Value shall be the value of the Stock as determined by the Board by the reasonable application of a reasonable valuation method, in a manner consistent with Section 409A of the Code (“Code Section 409A”).

2.22 “Family Member” means a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the Grantee, any person sharing the Grantee’s household (other than a tenant or employee), a trust in which any one or more of these persons have more than fifty percent of the beneficial interest, a foundation in which any one or more of these persons (or the Grantee) control the management of assets, and any other entity in which one or more of these persons (or the Grantee) own more than fifty percent of the voting interests.

2.23 “Fiscal Year” means the 12-month accounting period maintained by the Company on which it keeps its annual books and records.

2.24 “Grant Date” means, as determined by the Board, the latest to occur of (i) the date as of which the Board approves an Award, (ii) the date on which the recipient of an Award first becomes eligible to receive an Award under Section 6 hereof, or (iii) such other date as may be specified by the Board.

2.25 “Grantee” means a person who receives or holds an Award under the Plan.

2.26 “Incentive Stock Option” means an “incentive stock option” within the meaning of Section 422 of the Code, or the corresponding provision of any subsequently enacted tax statute, as amended from time to time.

2.27 “Individual Achievement Percentage” means the percentage established by an Employee’s manager, which shall be reflective of the participating Employee’s performance towards measurable goals that were previously set at the beginning of the Fiscal Year, and may range between 0% and 200%.

2.28 “Individual Weighted MIP Component” means a percentage, which shall be established for the Employee by the Committee or its delegatee and shall not exceed 100% (provided that the sum of the Individual Weighted MIP component and the Company Weighted MIP Component shall equal 100%).

2.29 “Long-Term Incentive Award” means an Award made subject to the attainment of performance goals (as described in Section 14.6) over a performance period of up to ten (10) years.

2.30 “Non-qualified Stock Option” means an Option that is not an Incentive Stock Option.

2.31 “Option” means an option to purchase one or more shares of Stock pursuant to the Plan.

2.32 “Option Price” means the exercise price for each share of Stock subject to an Option.

2.33 “Other Agreement” shall have the meaning set forth in Section 15 hereof.

2.34 “Outside Director” means a member of the Board who is not an officer or employee of the Company or a Subsidiary.

2.35 “Performance-Based Compensation” means compensation under an Award that is intended to satisfy the requirements of Code Section 162(m) for certain performance-based compensation paid to Covered Employees. Notwithstanding the foregoing, nothing in this Plan shall be construed to mean that an Award which does not satisfy the requirements for performance-based compensation under Code Section 162(m) does not constitute performance-based compensation for other purposes, including Code Section 409A.

2.36 “Performance Measures” means measures as described in Section 14.6 on which the performance goals are based and which are approved by the Company’s shareholders pursuant to this Plan in order to qualify Awards as Performance-Based Compensation.

2.37 “Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.

2.38 “Performance Share” means an Award under Section 14 herein and subject to the terms of this Plan, denominated in shares of Stock, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.

2.39 “Performance Unit” means an Award under Section 14 herein and subject to the terms of this Plan, denominated in units, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.

2.40 “Plan” means the La-Z-Boy Incorporated 2010 Omnibus Incentive Plan, as herein established and as hereafter amended from time to time.

2.41 “Purchase Price” means the purchase price for each share of Stock pursuant to a grant of Restricted Stock, Stock Units or Unrestricted Stock.

2.42 “Reporting Person” means a person who is required to file reports under Section 16(a) of the Exchange Act.

2.43 “Restricted Stock” means shares of Stock, awarded to a Grantee pursuant to Section 10 hereof.

2.44 “Retired” means an Employee’s employment relationship with the Company and all of its Subsidiaries has terminated after the Employee has attained age 55 and been credited with 10 Years of Service.

2.45 “SAR Exercise Price” means the per share exercise price of a Stock Appreciation Right granted to a Grantee under Section 9 hereof.

2.46 “Securities Act” means the Securities Act of 1933, as now in effect or as hereafter amended.

2.47 “Service” means service as a Service Provider to the Company or a Subsidiary. Unless otherwise stated in the applicable Award Agreement, a Grantee’s change in position or duties shall not result in interrupted or terminated Service, so long as such Grantee continues to be a Service Provider to the Company or a Subsidiary. Subject to the preceding sentence, whether a termination of Service shall have occurred for purposes of the Plan shall be determined by the Board, which determination shall be final, binding and conclusive.

2.48 “Service Provider” means an Employee, officer or director of the Company or a Subsidiary, or a consultant or adviser currently providing services to the Company or a Subsidiary, if and only if (1) the consultant or adviser is a natural person, (2) the consultant or advisor provides bona fide services to the Company, and (3) the services are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.

2.49 “Short-Term Incentive Award” means an Award as described in Section 14.8 (which shall be in the form of a short-term cash incentive award unless otherwise specified in the Award Agreement) made subject to attainment of performance goals (as described in Section 14.6) over a performance period of up to one year (the Company’s fiscal year, unless otherwise specified by the Committee).

2.50 “Stock” means the shares of common stock, $1 par value, of the Company.

2.51 “Stock Appreciation Right” or “SAR” means a right granted to a Grantee under Section 9 hereof.

2.52 “Stock Unit” means a bookkeeping entry representing the equivalent of one share of Stock awarded to a Grantee pursuant to Section 10 hereof.

2.53 “Subsidiary” means any “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code that is also a “subsidiary” of the Company within the meaning of Rule 405 of Regulation C under the Securities Act.

2.54 “Target Short-Term Cash Incentive Opportunity” means a predetermined percentage of Eligible Earnings used to calculate the total incentive amount. The predetermined percentages are as follows:

(a) While in salary grades 25 to 29 (both inclusive), an Employee’s Target Short-Term Cash Incentive Opportunity is 10% of Eligible Earnings, unless the Committee or its delegatee determines, on an individual case, or on an aggregate, entity, division or similar basis, that such opportunity shall be a higher or lower percentage; and

(b) While in a salary grade above 29, an Employee’s Target Short-Term Cash Incentive Opportunity shall be a percentage of Eligible Earnings as determined for that Employee by the Committee or its delegatee;

provided, however, that the Committee has the authority to review and approve all Target Short-Term Cash Incentive Opportunities if it so chooses.

2.55 “Ten Percent Stockholder” means an individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company, its parent or any of its Subsidiaries. In determining stock ownership, the attribution rules of Section 424(d) of the Code shall be applied.

2.56 “Unrestricted Stock” means an Award pursuant to Section 11 hereof.

2.57 “U.S. Grantee” means any Grantee who is or becomes a taxpayer in the United States.

2.58 “Year of Service” means a 12-month period, beginning with an Employee’s employment commencement date, and each successive 12-month period, during which an Employee is credited with 1,000 hours of service (as defined in the Employee Retirement Income Security Act of 1974, as amended) with the Company and/or a Subsidiary.

3. ADMINISTRATION OF THE PLAN

3.1. Board

The Board shall have such powers and authorities related to the administration of the Plan as are not inconsistent with the Company’s articles of incorporation and by-laws and applicable law. The Board shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award or any Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan that the Board deems to be necessary or appropriate to the administration of the Plan, any Award or any Award Agreement. All such actions and determinations shall be by the affirmative vote of a majority of the members of the Board present at a meeting or by unanimous consent of the Board executed in writing in accordance with the Company’s articles of incorporation and by-laws and applicable law. The interpretation and construction by the Board of any provision of the Plan, any Award or any Award Agreement shall be final, binding and conclusive.

3.2. Committee

The Board, from time to time, may delegate to the Committee such powers and authorities related to the administration and implementation of the Plan, as set forth in Section 3.1 above and other applicable provisions, as the Board shall determine, consistent with the articles of incorporation and by-laws of the Company and applicable law. Upon adoption of this Plan by the Board, the foregoing powers and authorities are delegated to the Committee except to the extent specifically retained or hereafter withdrawn from the Committee by Board action, or such powers and authorities involve Plan benefits or compensation payable to Outside Directors.

(a) Except as provided in Subsection (b) and except as the Board may otherwise determine, the Committee appointed by the Board to administer the Plan shall consist of two or more Outside Directors of the Company who: (1) qualify as “outside directors” within the meaning of Section 162(m) of the Code and who (2) meet such other requirements as may be established from time to time by the Securities and Exchange Commission for plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act and who (3) comply with the independence requirements of the stock exchange on which the Common Stock is listed.

(b) The Board may also appoint one or more separate committees of the Board, each composed of one or more directors of the Company who need not be Outside Directors, who may administer the Plan with respect to employees or other Service Providers who are not officers or directors of the Company, may grant Awards under the Plan to such employees or other Service Providers, and may determine all terms of such Awards.

In the event that the Plan, any Award or any Award Agreement entered into hereunder provides for any action to be taken by or determination to be made by the Board, such action may be taken or such determination may be made by the Committee if the power and authority to do so has been delegated to the Committee by the Board as provided for in this Section. Unless otherwise expressly determined by the Board, any such action or determination by the Committee shall be final, binding and conclusive. The Committee may seek the assistance or advice of any persons it deems necessary to the proper administration of the Plan.

To the extent permitted by law, the Committee may delegate its authority under the Plan to the Company’s Chief Executive Officer.

3.3. Jurisdictions

In order to assure the viability of Awards granted to Grantees employed in various jurisdictions, the Committee may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy, or custom applicable in the jurisdiction in which the Grantee resides or is employed. Moreover, the Committee may approve such supplements to, or amendments, restatements, or alternative versions of, the Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of the Plan as in effect for any other purpose; provided, however, that no such supplements, amendments, restatements, or alternative versions shall increase the share limitations contained in Section 4.1 of the Plan. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate any Applicable Laws.

3.4. Terms of Awards

Subject to the other terms and conditions of the Plan, the Board or its delegatee shall have full and final authority to:

(a) designate Grantees,

(b) determine the type or types of Awards to be made to a Grantee,

(c) determine the number of shares of Stock to be subject to an Award,

(d) establish the terms and conditions of each Award (including, but not limited to, the exercise price of any Option, the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of an Award or the shares of Stock subject thereto, the treatment of an Award in the event of a change of control, and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options),

(e) prescribe the form of each Award Agreement evidencing an Award, and

(f) amend, modify, or supplement the terms of any outstanding Award. Such authority specifically includes the authority, in order to effectuate the purposes of the Plan but without amending the Plan, to make or modify Awards to U.S. Grantees and eligible individuals who are foreign nationals or are individuals who are employed outside the United States to recognize differences in local law, tax policy, or custom. Notwithstanding the foregoing, no amendment, modification or supplement of any Award shall, without the consent of the Grantee, impair the Grantee’s rights under such Award.

Notwithstanding any other provision of this Plan or any provision of any Award Agreement, if the Company is required to prepare a material accounting restatement, then the Board (or its delegatee) shall have the discretion to determine whether any Grantee shall forfeit any Award, in whole or in part, including any cash or shares of Stock received in connection with such Award (or an amount equal to the fair market value of such Stock on the date of delivery if the Grantee no longer holds the shares of Stock) if: (1) the Board or Committee, in their sole discretion, determines that the Grantee engaged in misconduct relating to such accounting restatement, (2) pursuant to the terms of the Award Agreement for such Award, the amount of the Award earned or the vesting in the Award was explicitly based on the achievement of pre-established performance goals set forth in the Award Agreement (including earnings, gains, or other criteria) that are later determined, as a result of the accounting restatement, not to have been achieved, and (3) the Award was earned within the three (3) years following the date of the first public issuance or filing with the Securities and Exchange Commission of the financial statements that subsequently required restatement. In determining the amount of forfeiture, the Company shall credit the Grantee with any taxes already paid in connection with such Award.

In addition, if, at any time within one (1) year after the date on which a Grantee exercises an Option or SAR, or receives payment of a Short-Term Incentive Award, Long-Term Incentive Award, or on which Restricted Shares or Stock Units vest or on which income is realized by a Grantee in connection with any other Award (each of which events shall be a “realization event”), the Board determines in its discretion that the Company has been materially harmed by the Grantee, whether such harm (a) results in the Grantee’s termination or deemed termination of employment for Cause or (b) results from any activity determined by the Board to be prejudicial or harmful to the interests of the Company, then any gain realized by the Grantee from the realization event shall be paid by the Grantee to the Company upon notice from the Company. Such gain shall be determined as of the date of the realization event, without regard to any subsequent change in the Fair Market Value of the Stock. The Company shall have the right to offset such gain against any amounts otherwise owed to the Grantee by the Company (whether as wages, vacation pay, or pursuant to any benefit plan or other compensatory arrangement).

3.5. No Repricing

Notwithstanding anything in this Plan to the contrary, no amendment or modification may be made to an outstanding Option or SAR, including, without limitation, by replacement of Options or SARs with cash or other award type, that would be treated as a repricing under the rules of the stock exchange on which the Stock is listed, in each case, without the approval of the stockholders of the Company, provided, that, appropriate adjustments may be made to outstanding Options and SARs pursuant to Section 17 or Section 5.3 and may be made to make changes to achieve compliance with applicable law, including Code Section 409A.

3.6. Deferral Arrangement

The Board may permit or require the deferral of any award payment into a deferred compensation arrangement, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, including converting such credits into deferred Stock equivalents. Any such deferrals shall be made in a manner that complies with Code Section 409A.

3.7. No Liability

No member of the Board or the Committee or any Employee shall be personally liable for any action, omission or determination made in good faith with respect to the Plan or any Award or Award Agreement. To the maximum extent permitted in its Articles of Incorporation and Bylaws, the Company shall indemnify and hold harmless the members of the Committee, the Board and Employees from and against any and all loss which results from liability to which any of them may be subjected by reason of any act or conduct (except willful misconduct or gross negligence) in their official capacities in connection with the administration of the Plan, including all expenses reasonably incurred in their defense, in case the Company fails to provide such defense. By participating in this Plan, each Employee agrees to release and hold harmless the Company, its Subsidiaries and its Affiliates (and their respective directors, officers and employees), the Board and the Committee, from and against any tax or other liability, including without limitation, interest and penalties, incurred by the Employee in connection with his or her participation in the Plan.

3.8. Share Issuance/Book-Entry

Notwithstanding any provision of this Plan to the contrary, the issuance of the Stock under the Plan may be evidenced in such a manner as the Board, in its discretion, deems appropriate, including, without limitation, book-entry or uncertificated registration or issuance of one or more Stock certificates. If book-entry or uncertificated registration is used, the Company’s corporate governance records shall be consistent with this procedure, and, at the time that certificates would otherwise be issued, Awards shall be evidenced by confirmation or similar documents from the Company’s transfer agent. If required by Applicable Laws or Company governance records, Stock certificates shall be issued upon appropriate request.

4. STOCK SUBJECT TO THE PLAN

4.1. Number of Shares Available for Awards

Subject to adjustment as provided in Section 17 hereof, the number of shares of Stock available for issuance under the Plan shall be four million six hundred thousand (4,600,000) shares. Stock issued or to be issued under the Plan shall be authorized but unissued shares; or, to the extent permitted by applicable law, issued shares that have been reacquired by the Company. The issuance of shares of Stock in connection with the exercise of, or as other payment for, Awards under the Plan shall reduce the number of shares of Stock available for future Awards under the Plan.

4.2. Share Usage

Shares covered by an Award shall be counted as used as of the Grant Date. Any shares of Stock that are subject to Options or SARs shall be counted against the limit set forth in Section 4.1 as one (1) share for every one (1) share subject to an Award, and any shares of Stock that are not subject to Options or SARs shall be counted against said limit as 1.26 shares for every one (1) share subject to an Award, except that shares encompassed by Stock Units to be settled in cash or SARs to be settled in cash will not count against such limit. With respect to SARs (but exclusive of SARs to be settled in cash), the number of shares subject to an award of SARs will be counted against the aggregate number of shares available for issuance under the Plan regardless of the number of shares actually issued to settle the SAR upon exercise. If any shares covered by an Award granted under the Plan are not purchased or are forfeited or expire, or if an Award otherwise terminates without delivery of any Stock subject thereto or is settled in cash in lieu of shares, then the number of shares of Stock counted against the aggregate number of shares available under the Plan with respect to such Award shall, to the extent of any such forfeiture, termination or expiration, again be available for making Awards under the Plan in the same amount as such shares were counted against the limit set forth in Section 4.1. The number of shares of Stock available for issuance under the Plan shall not be increased by (i) any shares of Stock tendered or withheld or Award surrendered in connection with the purchase of shares of Stock upon exercise of an Option as described in Section 13, (ii) any shares of Stock deducted or delivered from an Award payment in connection with the Company’s tax withholding obligations as described in Section 18.3, or (iii) any shares of Stock repurchased by the Company using proceeds from the purchase of shares of Stock upon exercise of an Option as described in Section 13.

5. EFFECTIVE DATE, DURATION AND AMENDMENTS

5.1. Effective Date

The Plan shall be effective as of the Effective Date, subject to approval of the Plan by the Company’s stockholders within one year of the Effective Date. Upon approval of the Plan by the stockholders of the Company as set forth above, all Awards made under the Plan on or after the Effective Date shall be fully effective as if the stockholders of the Company had approved the Plan on the Effective Date. If the stockholders fail to approve the Plan within one year of the Effective Date, any Awards made hereunder shall be null and void and of no effect.

5.2. Term

The Plan shall terminate automatically ten (10) years after the Effective Date and may be terminated on any earlier date as provided in Section 5.3.

5.3. Amendment and Termination of the Plan

The Board may, at any time and from time to time, amend, suspend, or terminate the Plan as to any shares of Stock as to which Awards have not been made; provided however, that the Company shall submit for stockholder approval any amendment required to be submitted for stockholder approval by Applicable Law or applicable stock exchange listing requirements, or that would otherwise materially: (i) increase the benefits accrued to Participants under the Plan, (ii) increase the numbers of securities which may be issued under the Plan (other than an increase pursuant to the adjustment provisions of Section 17), or (iii) modify the requirements for participation in the Plan. The foregoing authority to amend, suspend, or terminate the Plan is specifically reserved to the Board and shall not be deemed or otherwise delegated to the Committee; however, the Committee, in its discretion, may amend an Award Agreement. No amendment, suspension, or termination of the Plan or an Award Agreement shall, without the consent of the Grantee, impair rights or obligations under any Award previously awarded under the Plan.

6. AWARD ELIGIBILITY AND LIMITATIONS

6.1. Service Providers and Other Persons

Subject to this Section 6, Awards may be made under the Plan to: any Service Provider to the Company or of any Subsidiary, including any Service Provider who is an officer or director of the Company, or of any Subsidiary, as the Board shall determine and designate from time to time.

6.2. Limitation on Shares of Stock Subject to Awards and Cash Awards.

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act and the transition period under Treasury Reg. section 1.162-27(f)(2) has lapsed or does not apply:

(i) the maximum number of shares of Stock subject to Options or SARs that can be awarded under the Plan to any person eligible for an Award under Section 6 hereof is five hundred thousand (500,000) per calendar year;

(ii) the maximum number of shares that can be awarded under the Plan, other than pursuant to an Option or SARs, to any person eligible for an Award under Section 6 hereof is three hundred fifty thousand (350,000) per calendar year; and

(iii) the maximum amount that may be earned as an Short-Term Incentive Award or other cash Award in any calendar year by any one Grantee shall be three million dollars ($3,000,000) and the maximum amount that may be earned as a Long-Term Incentive Award or other cash Award in respect of a performance period by any one Grantee shall be four million dollars ($4,000,000).

The preceding limitations in this Section 6.2 are subject to adjustment as provided in Section 17 hereof.

7. AWARD AGREEMENT

Each Award granted pursuant to the Plan shall be evidenced by an Award Agreement, in such form or forms as the Board shall from time to time determine. Award Agreements granted from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan and shall specify the terms, conditions and any rules applicable to the Award, including but not limited to the effect of a Corporate Transaction, or death, Disability, or other termination of employment of the Grantee on the Award. Each Award Agreement evidencing an Award of Options shall specify whether such Options are intended to be Non-qualified Stock Options or Incentive Stock Options, and in the absence of such specification such options shall be deemed Non-qualified Stock Options.

8. TERMS AND CONDITIONS OF OPTIONS

8.1. Grant of Option

Subject to the limitation set forth in Section 6.2 and the other terms and provisions of the Plan and applicable law, the Committee, at any time and from time to time, may grant Options to persons as set forth in Section 6.1. The Committee shall have sole and complete discretion in determining the type of Option granted, the Option Price, the duration of the Option, the number of shares of Stock to which an Option pertains, any conditions imposed upon the exercisability or the transferability of the Option, including vesting conditions, the conditions under which the Option may be terminated and any such other provisions as may be warranted to comply with the law or rules of any securities trading system or stock exchange.

8.2. Option Price

The Option Price of each Option shall be fixed by the Board and stated in the Award Agreement evidencing such Option. The Option Price of each Option shall be at least the Fair Market Value on the Grant Date of a share of Stock; provided, however, that in the event that a Grantee is a Ten Percent Stockholder, the Option Price of an Option granted to such Grantee that is intended to be an Incentive Stock Option shall be not less than 110 percent of the Fair Market Value of a share of Stock on the Grant Date. Unless otherwise permitted by Applicable Laws, in no case shall the Option Price of any Option be less than the par value of a share of Stock. No Option shall provide by its terms for the re-setting of its exercise price or for its cancellation and reissuance, in whole or in part; provided that the foregoing shall not limit the authority of the Committee to grant additional Options hereunder.

8.3. Vesting

Subject to Sections 8.4 and 17.3 hereof, each Option granted under the Plan shall become exercisable at such times and under such conditions as shall be determined by the Board and stated in the Award Agreement, and need not be the same for each Grantee. For purposes of this Section 8.3, fractional numbers of shares of Stock subject to an Option shall be rounded down to the next nearest whole number.

8.4. Term

Each Option granted under the Plan shall terminate, and all rights to purchase shares of Stock thereunder shall cease, upon the expiration of ten years from the date such Option is granted, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Board and stated in the Award Agreement relating to such Option; provided, however, that in the event that the Grantee is a Ten Percent Stockholder, an Option granted to such Grantee that is intended to be an Incentive Stock Option shall not be exercisable after the expiration of five years from its Grant Date. The Company may deduct from the shares of Stock deliverable to the Grantee upon exercise the number of shares of Stock necessary to satisfy payment of the Option Price and all withholding obligations.

8.5. Termination of Service

Unless otherwise stated in the applicable Award Agreement, the Grantee shall have the right to exercise the Option for thirty (30) days following termination of the Grantee’s Service, unless terminated for Cause, in which case there shall be no post-termination exercise period. Unless otherwise stated in the applicable Award Agreement, the Option shall remain exercisable for twelve (12) months after termination of the Grantee’s Service due to death or Disability. The post-termination provisions shall be determined in the sole discretion of the Board, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

8.6. Limitations on Exercise of Option

Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, prior to the date the Plan is approved by the stockholders of the Company as provided herein or after the occurrence of an event referred to in Section 17 hereof which results in termination of the Option.

8.7. Method of Exercise

Subject to the terms of Section 13 and Section 18.3, an Option that is exercisable may be exercised by the Grantee’s delivery of notice of exercise according to any method provided by the Board, which may include but is not limited to, physical delivery of notice on any business day to the Company, at the Company’s principal office (on the form specified by the Company) or execution of delivery procedures provided by the Company through a stock transfer or other agent in telephonic, electronic, website or similar form regardless of whether default procedures may be used. The notices and procedures shall specify, among other items requested, the number of shares of Stock with respect to which the Option is being exercised and shall be accompanied by payment in full of the Option Price of the shares for which the Option is being exercised plus the amount (if any) of federal and/or other taxes which the Company may, in its judgment, be required to withhold with respect to an Award.

8.8. Rights of Holders of Options

Unless otherwise stated in the applicable Award Agreement, an individual holding or exercising an Option shall have none of the rights of a stockholder (for example, the right to receive cash or dividend payments or distributions attributable to the subject shares of Stock or to direct the voting of the subject shares of Stock) until the shares of Stock covered thereby are fully paid and issued to him. Except as provided in Section 17 hereof, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such issuance.

8.9. Delivery of Stock

Subject to Section 3.8 (and specifically the discretion of the Company to use book-entry or uncertificated registration), promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price, such Grantee shall be entitled to the issuance of a stock certificate or certificates evidencing his or her ownership of the shares of Stock subject to the Option.

8.10. Transferability of Options

Except as provided in Section 8.11, during the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetency, the Grantee’s guardian or legal representative) may exercise an Option. Except as provided in Section 8.11, no Option shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

8.11. Family Transfers

If authorized in the applicable Award Agreement, a Grantee may transfer, not for value, all or part of an Option which is not an Incentive Stock Option to any Family Member. For the purpose of this Section 8.11, a “not for value” transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) unless applicable law does not permit such transfers, a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members (or the Grantee) in exchange for an interest in that entity. Following a transfer under this Section 8.11, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, and shares of Stock acquired pursuant to the Option shall be subject to the same restrictions on transfer of shares as would have applied to the Grantee. Subsequent transfers of transferred Options are prohibited except to Family Members of the original Grantee in accordance with this Section 8.11 or by will or the laws of descent and distribution. The events of termination of Service of Section 8.5 hereof shall continue to be applied with respect to the original Grantee, following which the Option shall be exercisable by the transferee only to the extent, and for the periods specified, in Section 8.5.

8.12. Limitations on Incentive Stock Options

An Option shall constitute an Incentive Stock Option only (i) if the Grantee of such Option is an employee of the Company or any Subsidiary of the Company; (ii) to the extent specifically provided in the related Award Agreement; and (iii) to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the shares of Stock with respect to which all Incentive Stock Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Grantee’s employer and its Subsidiaries) does not exceed $100,000. This limitation shall be applied by taking Options into account in the order in which they were granted.

8.13. Notice of Disqualifying Disposition

If any Grantee shall make any disposition of shares of Stock issued pursuant to the exercise of an Incentive Stock Option under the circumstances described in Code Section 421(b) (relating to certain disqualifying dispositions), such Grantee shall notify the Company of such disposition within ten (10) days thereof.

9. TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS

9.1. Right to Payment and Grant Price

A SAR shall confer on the Grantee to whom it is granted a right to receive, upon exercise thereof, the excess of (i) the Fair Market Value of one share of Stock on the date of exercise over (ii) the grant price of the SAR as determined by the Board. The Award Agreement for a SAR shall specify the grant price of the SAR, which shall be at least the Fair Market Value of a share of Stock on the Grant Date. SARs may be granted in conjunction with all or part of an Option granted under the Plan or at any subsequent time during the term of such Option, in conjunction with all or part of any other Award or without regard to any Option or other Award; provided, that a SAR that is granted subsequent to the Grant Date of a related Option must have a SAR Price that is no less than the Fair Market Value of one share of Stock on the SAR Grant Date.

9.2. Other Terms

The Board shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which SARs shall cease to be or become exercisable following termination of Service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Grantees, whether or not a SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR.

9.3. Term

Each SAR granted under the Plan shall terminate, and all rights thereunder shall cease, upon the expiration of ten years from the date such SAR is granted, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Board and stated in the Award Agreement relating to such SAR.

9.4. Transferability of SARS

Except as provided in Section 9.5, during the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetency, the Grantee’s guardian or legal representative) may exercise a SAR. Except as provided in Section 9.5, no SAR shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

9.5. Family Transfers

If authorized in the applicable Award Agreement, a Grantee may transfer, not for value, all or part of a SAR to any Family Member. For the purpose of this Section 9.5, a “not for value” transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) unless applicable law does not permit such transfers, a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members (or the Grantee) in exchange for an interest in that entity. Following a transfer under this Section 9.5, any such SAR shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, and shares of Stock acquired pursuant to a SAR shall be subject to the same restrictions on transfer or shares as would have applied to the Grantee. Subsequent transfers of transferred SARs are prohibited except to Family Members of the original Grantee in accordance with this Section 9.5 or by will or the laws of descent and distribution.

10. TERMS AND CONDITIONS OF RESTRICTED STOCK AND STOCK UNITS

10.1. Grant of Restricted Stock or Stock Units

Awards of Restricted Stock or Stock Units may be made for no consideration (other than par value of the shares which is deemed paid by Services already rendered).

10.2. Restrictions

At the time a grant of Restricted Stock or Stock Units is made, the Board may, in its sole discretion, establish a period of time (a “restricted period”) applicable to such Restricted Stock or Stock Units. Each Award of Restricted Stock or Stock Units may be subject to a different restricted period. The Board may in its sole discretion, at the time a grant of Restricted Stock or Stock Units is made, prescribe restrictions in addition to or other than the expiration of the restricted period, including the satisfaction of corporate or individual performance objectives, which may be applicable to all or any portion of the Restricted Stock or Stock Units. Notwithstanding the foregoing, (i) Restricted Stock and Stock Units that vest solely by the passage of time shall not vest in full in less than three (3) years from the grant date (provided, however, Restricted Stock and Stock Units may vest pro-rata during that period and vesting may accelerate on death, Disability or a Corporate Transaction), and (ii) Restricted Stock and Stock Units for which vesting may be accelerated by achieving performance targets shall not vest in full in less than one (1) year from the grant date (provided, however, vesting may accelerate on death, Disability or a Corporate Transaction); provided, however, up to ten percent of the shares reserved for issuance under this Plan may be granted pursuant to this Section 10 or the other provisions of this Plan without being subject to the foregoing restrictions. Neither Restricted Stock nor Stock Units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the restricted period or prior to the satisfaction of any other restrictions prescribed by the Board with respect to such Restricted Stock or Stock Units.

10.3. Restricted Stock Certificates

Subject to Section 3.8 (and specifically the discretion of the Company to use book-entry or uncertificated registration), the Company shall issue, in the name of each Grantee to whom Restricted Stock has been granted, stock certificates representing the total number of shares of Restricted Stock granted to the Grantee, as soon as reasonably practicable after the Grant Date. The Board may provide in an Award Agreement that either (i) the Secretary of the Company shall hold such certificates for the Grantee’s benefit until such time as the Restricted Stock is forfeited to the Company or the restrictions lapse, or (ii) such certificates shall be delivered to the Grantee, provided, however, that such certificates (or other appropriate documentation if book-entry or uncertificated registration is used, such as the confirmation documentation issued to the Grantee and the transfer agent records) shall bear a legend or legends that comply with the applicable securities laws and regulations and makes appropriate reference to the restrictions imposed under the Plan and the Award Agreement.

10.4. Rights of Holders of Restricted Stock

Unless the Board otherwise provides in an Award Agreement, holders of Restricted Stock shall have the right to vote such Stock and the right to receive any dividends declared or paid with respect to such Stock. The Board may provide that any dividends paid on Restricted Stock must be reinvested in shares of Stock, which may or may not be subject to the same vesting conditions and restrictions applicable to such Restricted Stock. All distributions, if any, received by a Grantee with respect to Restricted Stock as a result of any stock split, stock dividend, combination of shares, or other similar transaction shall be subject to the restrictions applicable to the original Grant.

10.5. Rights of Holders of Stock Units

10.5.1. Voting and Dividend Rights

Holders of Stock Units shall have no rights as stockholders of the Company. The Board may provide in an Award Agreement evidencing a grant of Stock Units that the holder of such Stock Units shall be entitled to receive, upon the Company’s payment of a cash dividend on its outstanding Stock, a cash payment for each Stock Unit held equal to the per-share dividend paid on the Stock. Such Award

Agreement may also provide that such cash payment will be deemed reinvested in additional Stock Units at a price per unit equal to the Fair Market Value of a share of Stock on the date that such dividend is paid.

10.5.2. Creditor’s Rights

A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement.

10.6. Termination of Service

Unless the Board otherwise provides in an Award Agreement or in writing after the Award Agreement is issued, upon the termination of a Grantee’s Service, any Restricted Stock or Stock Units held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Upon forfeiture of Restricted Stock or Stock Units, the Grantee shall have no further rights with respect to such Award, including but not limited to any right to vote Restricted Stock or any right to receive dividends with respect to shares of Restricted Stock or Stock Units. Notwithstanding the terms of this Section 10.6, but subject to the ten percent limitation set forth in Section 10.2, the Board may not waive restrictions or conditions applicable to Restricted Stock or Stock Units except in the case of a Grantee’s death, Disability or a Corporate Transaction or as specified in Section 17.3. If the Board waives restrictions or conditions applicable to Restricted Stock or Stock Units, the shares subject to such Restricted Stock or Stock Units shall be deducted from the ten percent limitation set forth in Section 10.2.

10.7. Purchase of Restricted Stock and Shares Subject to Stock Units

The Grantee shall be required, to the extent required by applicable law, to purchase the Restricted Stock or shares of Stock subject to vested Stock Units from the Company at a Purchase Price equal to the greater of (i) the aggregate par value of the shares of Stock represented by such Restricted Stock or Stock Units and (ii) the Purchase Price, if any, specified in the Award Agreement relating to such Restricted Stock or Stock Units. The Purchase Price shall be payable in a form described in Section 13 or, in the discretion of the Board, in consideration for past or future Services rendered to the Company or a Subsidiary.

10.8. Delivery

10.8.1 Delivery for Restricted Stock Awards

Upon the expiration or termination of any restricted period and the satisfaction of any other conditions prescribed by the Board, the restrictions applicable to shares of Restricted Stock shall lapse, and, subject to Section 3.8 and unless otherwise provided in the Award Agreement, a stock certificate for such shares, or cash, as the case may be, shall be delivered, free of all such restrictions, to the Grantee or the Grantee’s beneficiary or estate, as applicable, no later than 75 days following the end of the Company’s Fiscal Year in which the vesting occurred (or the restrictions lapsed). Neither the Grantee, nor the Grantee’s beneficiary or estate, shall have any further rights with regard to a Stock Unit once the share of Stock represented by the Stock Unit has been delivered or the transfer has been recorded on the Company’s books and records.

10.8.2 Delivery for Stock Unit Awards

Upon the expiration or termination of any restricted period and the satisfaction of any other conditions prescribed by the Board, the restrictions applicable to Stock Units shall lapse, and, subject to Section 3.8 and unless otherwise provided in the Award Agreement, a stock certificate for such shares, or cash, as the case may be, shall be delivered, free of all such restrictions, to the Grantee or the Grantee’s beneficiary or estate, as applicable, no later than 75 days following the end of the Company’s Fiscal Year in which the vesting occurred (or the restrictions lapsed). Neither the Grantee, nor the Grantee’s beneficiary or estate, shall have any further rights with regard to a Stock Unit once the share of Stock, or cash, represented by the Stock Unit has been delivered or the transfer has been recorded on the

Company’s books and records. With respect to a vested Stock Unit settled in cash, the cash payment for each Stock Unit shall be equivalent to the Fair Market Value of one share of Stock measured as of the date of vesting.

11. TERMS AND CONDITIONS OF UNRESTRICTED STOCK AWARDS

The Board may, in its sole discretion, grant (or sell at par value or such other higher purchase price determined by the Board) an Unrestricted Stock Award to any Grantee pursuant to which such Grantee may receive shares of Stock free of any restrictions (“Unrestricted Stock”) under the Plan; provided, however, that in the aggregate, no more than ten percent of the shares reserved for issuance under this Plan may be granted pursuant to this Section 11 and the exceptions set forth in Section 10.2 and Section 10.6. Unrestricted Stock Awards may be granted or sold as described in the preceding sentence in respect of past Service and other valid consideration, or in lieu of, or in addition to, any cash compensation due to such Grantee.

12. TERMS AND CONDITIONS OF DIVIDEND EQUIVALENT RIGHTS

12.1. Dividend Equivalent Rights

A Dividend Equivalent Right is an Award entitling the recipient to receive credits based on cash distributions that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the recipient. A Dividend Equivalent Right may be granted hereunder to any Grantee of an Award. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award Agreement. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid concurrently with the payment of the actual dividend to which it relates or they may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment. Dividend Equivalent Rights may be settled in cash or Stock or a combination thereof, in a single installment or installments, all determined in the sole discretion of the Board. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other award. A Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other award. Notwithstanding the foregoing, a Dividend Equivalent Right granted as a component of a Performance Share or Performance Unit award shall not settle prior to payment of such Performance Share or Performance Unit award and shall expire or be forfeited and annulled under the same conditions as such Performance Share or Performance Unit award.

12.2. Termination of Service

Except as may otherwise be provided by the Board either in the Award Agreement or in writing after the Award Agreement is issued, a Grantee’s rights in all Dividend Equivalent Rights or interest equivalents shall automatically terminate upon the Grantee’s termination of Service for any reason.

13. PAYMENT

13.1. General Rule.

Payment of the Option Price for the shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock shall be made in cash or in cash equivalents acceptable to the Company.

13.2. Surrender of Stock.

Payment of the Option Price for shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock may be made all or in part through the tender to the Company of shares of Stock, which shall be valued, for purposes of determining the extent to which the Option Price or Purchase Price has been paid thereby, at their Fair Market Value on the date of exercise or surrender.

13.3. Cashless Exercise.

With respect to an Option only (and not with respect to Restricted Stock), to the extent permitted by law and to the extent the Award Agreement or other written communication of the Board or its delegatee so provides, payment of the Option Price for shares purchased pursuant to the exercise of an Option may be made all or in part by (i) delivery (on a form acceptable to the Board) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell shares of Stock and to deliver all or part of the sales proceeds to the Company in payment of the Option Price and any withholding taxes described in Section 18.3, or (ii) in its discretion, the Company’s issuance of the number of shares equal in value to the difference between the Option Price (and any withholding taxes described in Section 18.3) and the Fair Market Value of the shares subject to the portion of the Option being exercised. The Company may provide procedures for executing the delivery of the irrevocable direction to the licensed securities broker referenced in this Section 13.3 by various methods including, but not limited to, those available by telephonic, electronic, website or similar formats regardless of whether default elections may be used by the procedures. In the Company’s discretion, appropriate fees, expenses and taxes may be deducted from, and reduce, the amount of shares received by the Grantee.

13.4. Other Forms of Payment.

To the extent the Award Agreement so provides or as otherwise provided in writing by the Committee, payment of the Option Price for shares purchased pursuant to exercise of an Option or the Purchase Price for Restricted Stock may be made in any other form that is consistent with applicable laws, regulations and rules.

14. TERMS AND CONDITIONS OF PERFORMANCE SHARES, PERFORMANCE UNITS, LONG-TERM INCENTIVE AWARDS AND SHORT-TERM INCENTIVE AWARDS

14.1. Grant of Performance Units/Performance Shares.

Subject to the terms and provisions of this Plan, the Board, at any time and from time to time, may grant Performance Units and/or Performance Shares to Grantees in such amounts and upon such terms as the Committee shall determine.

14.2. Value of Performance Units/Performance Shares.

Each Performance Unit shall have an initial value that is established by the Board at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a share of Stock on the Grant Date. The Board shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and/or number of Performance Units/Performance Shares that will be paid out to the Grantee.

14.3. Earning of Performance Units/Performance Shares.

Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units/Performance Shares shall be entitled to receive payout on the value and number of Performance Units/Performance Shares earned by the Grantee over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

14.4. Form and Timing of Payment of Performance Units/Performance Shares.

Payment of earned Performance Units/Performance Shares shall be as determined by the Board and as evidenced in the Award Agreement. Subject to the terms of this Plan, the Board, in its sole discretion, may pay earned Performance Units/Performance Shares in the form of cash or in shares (or in a combination thereof) equal to the value of the earned Performance Units/Performance Shares. The payments for the Performance Units or Performance Shares, as the case may be, shall be made at the close of the applicable Performance Period, or as soon as practicable after the end of the Performance Period, but in no event later than 75 days following the close of the Company’s Fiscal Year in which the term of the Award is complete (i.e., it vests). Any shares of Stock may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

14.5. Performance Conditions.

The right of a Grantee to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Board. The Board may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions. If and to the extent required under Code Section 162(m), any power or authority relating to an Award intended to qualify under Code Section 162(m), shall be exercised by the Committee and not the Board.

14.6. Long-Term Incentive Awards or Short-Term Incentive Awards Granted to Designated Covered Employees.

If and to the extent that the Board determines that an Award to be granted to a Grantee who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 14.6.

14.6.1. Performance Goals Generally.

The performance goals for such Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 14.6; provided, that the full Board shall establish any performance goals applicable to Outside Directors. Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder, including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee (or, if applicable, the full Board) may determine that such Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Awards. Performance goals may differ for Awards granted to any one Grantee or to different Grantees.

14.6.2. Timing For Establishing Performance Goals.

Performance goals shall be established not later than 90 days after the beginning of any performance period applicable to such Awards, or at such other date as may be required or permitted for “performance-based compensation” under Code Section 162(m).

14.6.3. Settlement of Awards; Other Terms.

Settlement of such Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Awards. The Committee shall specify the circumstances in which such Long-Term or Short-Term Incentive Awards shall be paid or forfeited in the event of termination of Service by the Grantee prior to the end of a performance period or settlement of Awards.

14.6.4. Performance Measures.

The performance goals upon which the payment or vesting of an Award to a Covered Employee that is intended to qualify as Performance-Based Compensation shall be limited to the following Performance Measures:

(a) net earnings or net income;

(b) operating earnings;

(c) pretax earnings;

(d) earnings per share;

(e) share price, including growth measures and total stockholder return;

(f) earnings before interest and taxes;

(g) earnings before interest, taxes, depreciation and/or amortization;

(h) sales or revenue growth, whether in general, by type of product or service, or by type of customer;

(i) gross or operating margins;

(j) return measures, including return on assets, capital, investment, equity, sales or revenue;

(k) cash flow, including operating cash flow, free cash flow, cash flow return on equity and cash flow return on investment;

(l) productivity ratios;

(m) expense targets;

(n) market share;

(o) financial ratios as provided in credit agreements of the Company and its subsidiaries;

(p) working capital targets;

(q) completion of acquisitions of business or companies;

(r) completion of divestitures and asset sales; and

(s) any combination of any of the foregoing business criteria.

Any Performance Measure(s) may be used to measure the performance of the Company, Subsidiary, and/or Subsidiary as a whole or any business unit of the Company, Subsidiary, and/or Subsidiary or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Measures as compared to the Company’s previous performance on that measure, the performance of a group of comparator companies or published or special index, or other method of comparison that the Committee, in its sole discretion, deems appropriate. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Section 14.

14.6.5. Evaluation of Performance.

The Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occur during a Performance Period: (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; (iv) any reorganization and restructuring programs; (v) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year; (vi) acquisitions or divestitures; (vii) foreign exchange gains and losses; (viii) tax valuation allowance reversals; (ix) impairment expense; (x) environmental expense; (xi) restructuring costs; (xii) short-term cash incentive accruals; (xiii) gains or losses from the sales of assets; and (xiv) payments received relating to import duties arising from anti-dumping orders. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

14.6.6. Adjustment of Performance-Based Compensation.

Awards that are intended to qualify as Performance-Based Compensation may not be adjusted upward. The Board shall retain the discretion to adjust such Awards downward, either on a formula or discretionary basis, or any combination as the Committee determines.

14.6.7. Board Discretion.

In the event that applicable tax and/or securities laws change to permit Board discretion to alter the governing Performance Measures without obtaining shareholder approval of such changes, the Board shall have sole discretion to make such changes without obtaining shareholder approval provided the exercise of such discretion does not violate Code Section 409A. In addition, in the event that the Committee determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Code Section 162(m) and base vesting on Performance Measures other than those set forth in Section 14.6.4.

14.7. Status of Section 14.6 Awards Under Code Section 162(m).

It is the intent of the Company that Awards under Section 14.6 hereof granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Code Section 162(m) and regulations thereunder shall, if so designated by the Committee, constitute “qualified performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder. Accordingly, the terms of Section 14.6, including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Grantee will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of an Award, as likely to be a Covered Employee with respect to that fiscal year. If any provision of the Plan or any agreement relating to such Awards does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

14.8. Short-Term Incentive Awards.

14.8.1. General Information and Eligibility.

This Section 14.8 establishes a short-term cash incentive program (known as the “Management Incentive Program” or “MIP”) for Employees of the Company or a Subsidiary. Eligibility to participate in the MIP shall be determined by the Committee (provided that the Committee may delegate this function to the Company’s Chief Executive Officer for participation by Employees other than “named executive officers,” which shall refer to the Company’s Chief Executive Officer and other officers named in the Company’s annual proxy statement); however, unless the Committee (or its delegatee) determines otherwise, an Employee is eligible to participate in the Management Incentive Program for a particular Fiscal Year if all of the following requirements are met:

(a) the Employee is designated in the records of the Company (or a Subsidiary) as a salary grade 25 or above (or comparable level under any revised salary grade system) for at least a portion of the Fiscal Year;

(b) the Employee was employed by the Company (or a Subsidiary) before February 1 of that particular fiscal year; and

(c) the Employee is actively employed on the last day of the Fiscal Year; provided, that

(i) the Employee may participate if the Employee was otherwise participating in the Management Incentive Program during a Fiscal Year and died, became Disabled in that Fiscal Year, or Retired in that Fiscal Year (but only to the extent that, in the opinion of legal counsel, such participation would not adversely affect the deductibility of his or her Total MIP short-term cash incentive under applicable law and published guidance), and

(ii) the Employee may participate if the Employee was otherwise participating in the Management Incentive Program during a Fiscal Year but was on an approved leave of absence (including workers compensation leave, military leave, or leave approved pursuant to the Family Medical Leave Act), in which case, the Total MIP Short-term cash incentive (if any) shall be determined based on Eligible Earnings during the applicable Fiscal Year while the Employee participates in the MIP. In the event that a participating Employee dies prior to the payout of any Total MIP Short-term cash incentive (if any), the Total MIP Short-term cash incentive shall be paid to his or her estate.

In respect of each Employee, the Committee or its delegatee shall (at the time of establishing applicable Performance Measures) also establish and communicate a “Target Short-term Cash Incentive Opportunity” which shall be a dollar amount payable with respect to the applicable performance measurement period (normally, the Fiscal Year).

14.8.2. Amount of Short-term Cash Incentive.

The MIP short-term cash incentive payment, if any, awarded to an eligible Employee shall be the product of some or all of the following as the Committee in its sole discretion determines: Target Short-term Cash Incentive Opportunity; Eligible Earnings; Company Achievement Percentage, Individual Achievement Percentage, or both; and Company Weighted MIP Component, Individual Weighted MIP Component, or both. Provided, however, that in no event will a short-term cash incentive be paid hereunder unless the applicable performance goals have been accomplished to the degree necessary for such award, including as required to maintain the tax deductibility of such payments. The maximum individual Short-Term Incentive Award for a Performance Period of twelve months will be $3 million. In the event that a Short-Term Incentive Award is made for a Performance Period of less than twelve calendar months or for the Performance Period in which the Grantee dies, becomes Disabled, or becomes Retired, the maximum Short-Term Incentive Award of $3 million shall be prorated in accordance with Section 14.8.1.

14.8.3. Time of Payment.

A Service Provider’s Total MIP Short-term Cash Incentive payment (if any) shall be paid as soon as administratively feasible during the second month following the close of the performance period to which the Total MIP incentive payment relates. (For example, if the performance period is the Company’s fiscal year, the payment date shall occur during the month of June.) Such payment shall be subject to applicable tax and withholding of income and employment taxes and elective contributions to the Company’s 401(k) plan, but shall not be subject to reduction for health care premiums, flex spending contributions, life insurance contributions or similar premium sharing under any Company health or welfare plan, all as determined by the Committee. No Short-Term Cash Incentive Award may be paid without a certification by the Committee that the Company goals under the applicable Performance Measures have been achieved. If awards are made in whole or in part based on achievement by eligible Employees of individual goals, a named executive officer will receive such an award only after determination by the Committee that the named executive officer has achieved such goals.

14.8.4. Employment Transfers.

If a participating Service Provider transfers between locations, the Total MIP Short-term Cash Incentive for him or her (if any) shall be based on the following rules:

(a) The Total MIP Short-term Cash Incentive payment (if any) shall be based on Eligible Earnings earned at the first location using the first location’s Company Achievement Percentage plus Eligible Earnings earned at the second location using the second location’s Company Achievement Percentage; and

(b) Only one Individual Achievement Percentage will be used, which shall be based on the overall attainment of individual goals for the Fiscal Year;

provided, that the location of the participating Employee when the short-term cash incentive is paid shall be charged for the Total MIP incentive payment.

14.8.5. Salary Grade Changes.

If a participating Employee’s salary grade and Target Short-term Cash Incentive Opportunity changes during a Fiscal Year in which that Employee is participating in the Management Incentive Program, any Total MIP payment shall be based on the Eligible Earnings and Target Short-term Cash Incentive Opportunity in the beginning salary grade, plus the Eligible Earnings and Target Short-term Cash Incentive Opportunity while in the subsequent salary grade.

15. PARACHUTE LIMITATIONS

Notwithstanding any other provision of this Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by a U.S. Grantee with the Company or any Subsidiary, except an agreement, contract, or understanding that expressly addresses Section 280G or Section 4999 of the Code (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the U.S. Grantee (including groups or classes of U.S. Grantees or beneficiaries of which the U.S. Grantee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the U.S. Grantee (a “Benefit Arrangement”), if the U.S. Grantee is a “disqualified individual,” as defined in Section 280G(c) of the Code, any Option, Restricted Stock, Stock Unit, Performance Share or Performance Unit held by that U.S. Grantee and any right to receive any payment or other benefit under this Plan shall not become exercisable or vested (i) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the U.S. Grantee under this Plan, all Other Agreements, and all Benefit Arrangements, would cause any payment or benefit to the U.S. Grantee under this Plan to be considered a “parachute payment” within the meaning of Section 280G(b)(2) of the Code as then in effect (a “Parachute Payment”) and (ii) if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the U.S. Grantee from the Company under this Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the U.S. Grantee without causing any such payment or benefit to be considered a Parachute Payment. In the event that the receipt of any such right to exercise, vesting, payment, or benefit under this Plan, in conjunction with all other rights, payments, or benefits to or for the U.S. Grantee under any Other Agreement or any Benefit Arrangement would cause the U.S. Grantee to be considered to have received a Parachute Payment under this Plan that would have the effect of decreasing the after-tax amount received by the U.S. Grantee as described in clause (ii) of the preceding sentence, then the U.S. Grantee shall have the right, in the U.S. Grantee’s sole discretion, to designate those rights, payments, or benefits under this Plan, any Other Agreements, and any Benefit Arrangements that should be reduced or eliminated so as to avoid having the payment or benefit to the U.S. Grantee under this Plan be deemed to be a Parachute Payment; provided, however, that in order to comply with Code Section 409A, the reduction or elimination will be performed in the order in which each dollar of value subject to an Award reduces the Parachute Payment to the greatest extent.

16. REQUIREMENTS OF LAW

16.1. General

The Company shall not be required to sell or issue any shares of Stock under any Award if the sale or issuance of such shares would constitute a violation by the Grantee, any other individual exercising an Option, or the Company of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any shares subject to an Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares hereunder, no shares of Stock may be issued or sold to the Grantee or any other individual exercising an Option pursuant to such Award unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Award. Without limiting the generality of the foregoing, in connection with the Securities Act, upon the exercise of any Option or any SAR that may be settled in shares of Stock or the delivery of any shares of Stock underlying an Award, unless a registration statement under such Act is in effect with respect to the shares of Stock covered by such Award, the Company shall not be required to sell or issue such shares unless the Board has received evidence satisfactory to it that the Grantee or any other individual exercising an Option may acquire such shares pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Board shall be final, binding, and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or a SAR or the issuance of shares of Stock pursuant to the Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option (or SAR that may be settled in shares of Stock) shall not be exercisable until the shares of Stock covered by such Option (or SAR) are registered or are exempt from registration, the exercise of such Option (or SAR) under circumstances in which the laws of such jurisdiction apply shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

16.2. Rule 16b-3

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Awards pursuant to the Plan and the exercise of Options and SARs granted hereunder will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Board does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Board, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify this Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

17. EFFECT OF CHANGES IN CAPITALIZATION

17.1. Changes in Stock

If the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of shares for which grants of Options and other Awards may be made under the Plan, shall be adjusted proportionately and accordingly by the Company. In addition, the number and kind of shares for which Awards are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the Grantee immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding Options or SARs shall not change the aggregate Option Price or SAR Exercise Price payable with respect to shares that are subject to the unexercised portion of an outstanding Option or SAR, as applicable, but shall include a corresponding proportionate adjustment in the Option Price or SAR Exercise Price per share. The conversion of any convertible securities of the Company shall not be treated as an increase in shares affected without receipt of consideration. Notwithstanding the foregoing, in the event of any distribution to the Company’s stockholders of securities of any other entity or other assets (including an extraordinary dividend but excluding a non-extraordinary dividend of the Company) without receipt of consideration by the Company, the Company shall, in such manner as the Company deems appropriate, adjust (i) the number and kind of shares subject to outstanding Awards and/or (ii) the exercise price of outstanding Options and Stock Appreciation Rights to reflect such distribution.

17.2. Reorganization in Which the Company Is the Surviving Entity Which does not Constitute a Corporate Transaction

Subject to Section 17.3 hereof, if the Company shall be the surviving entity in any reorganization, merger, or consolidation of the Company with one or more other entities which does not constitute a Corporate Transaction, any Option or SAR theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to such Option or SAR would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the Option Price or SAR Exercise Price per share so that the aggregate Option Price or SAR Exercise Price thereafter shall be the same as the aggregate Option Price or SAR Exercise Price of the shares remaining subject to the Option or SAR immediately prior to such reorganization, merger, or consolidation. Subject to any contrary language in an Award Agreement evidencing an Award, any restrictions applicable to such Award shall apply as well to any replacement shares received by the Grantee as a result of the reorganization, merger or consolidation. In the event of a transaction described in this Section 17.2, Stock Units shall be adjusted so as to apply to the securities that a holder of the number of shares of Stock subject to the Stock Units would have been entitled to receive immediately following such transaction.

17.3. Corporate Transaction in which Awards are not Assumed

The Board may make provisions in an Award Agreement, in its discretion, to provide for vesting, exercise, cancellation, payout and/or similar events upon the occurrence of a Corporate Transaction in which an Award is not being assumed or continued.

17.4. Corporate Transaction in which Awards are Assumed

The Plan, Options, SARs, Stock Units and Restricted Stock theretofore granted shall continue in the manner and under the terms so provided in the event of any Corporate Transaction to the extent that provision is made in writing in connection with such Corporate Transaction for the assumption or continuation of the Options, SARs, Stock Units and Restricted Stock theretofore granted, or for the substitution for such Options, SARs, Stock Units and Restricted Stock for new common stock options and stock appreciation rights and new common stock units and restricted stock relating to the stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number of shares (disregarding any consideration that is not common stock) and option and stock appreciation right exercise prices. In the event a Grantee’s Award is assumed, continued or substituted upon the consummation of any Corporate Transaction and his employment is terminated without Cause within one year following the consummation of such Corporate Transaction, the Grantee’s Award will be fully vested and may be exercised in full, to the extent applicable, beginning on the date of such termination and for the one-year period immediately following such termination or for such longer period as the Committee shall determine.

17.5. Adjustments

Adjustments under this Section 17 related to shares of Stock or securities of the Company shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share. The Board shall determine the effect of a Corporate Transaction upon Awards other than Options, SARs, Stock Units and Restricted Stock, and such effect shall be set forth in the appropriate Award Agreement. The Board may provide in the Award Agreements at the time of grant, or any time thereafter with the consent of the Grantee, for different provisions to apply to an Award in place of those described in Sections 17.1, 17.2, 17.3 and 17.4. This Section 17.5 does not limit the Company’s ability to provide for alternative treatment of Awards outstanding under the Plan in the event of change of control events that are not Corporate Transactions.

17.6. No Limitations on Company

The making of Awards pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.

18. GENERAL PROVISIONS

18.1. Disclaimer of Rights

No provision in the Plan or in any Award or Award Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Company or any Subsidiary, or to interfere in any way with any contractual or other right or authority of the Company either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company. In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, no Award granted under the Plan shall be affected by any change of duties or position of the Grantee, so long as such Grantee continues to be a director, officer, consultant or employee of the Company or a Subsidiary. The obligation of the Company to pay any benefits pursuant to this Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any Grantee or beneficiary under the terms of the Plan.

18.2. Nonexclusivity of the Plan

Neither the adoption of the Plan nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board in its discretion determines desirable, including, without limitation, the granting of stock options otherwise than under the Plan.

18.3. Withholding Taxes

No shares of Stock shall be delivered under the Plan to any Grantee until such Grantee has made arrangements acceptable to the Committee for the satisfaction of any income and employment tax withholding obligations under Applicable Laws. The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Grantee to remit to the Company, an amount sufficient to satisfy federal, state, local or foreign taxes (including the Grantee’s payroll tax obligations) required or permitted by law to be withheld with respect to any taxable event concerning a Grantee arising as a result of this Plan. The Committee may in its discretion and in satisfaction of the foregoing requirement allow a Grantee to elect to have the Company withhold shares of Stock otherwise issuable under an Award or allow the return of shares of Stock having a Fair Market Value equal to the sums required to be withheld. Notwithstanding any other provision of the Plan, the number of shares which may be withheld with respect to the issuance, vesting, exercise or payment of any Award (or which may be repurchased from the Grantee of such Award after such shares of Stock were acquired by the Grantee from the Company) in order to satisfy the Grantee’s federal, state, local and foreign income and payroll tax liabilities with respect to the issuance, vesting, exercise or payment of the Award shall, unless specifically approved by the Committee, be limited to the number of shares of Stock which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income.

18.4. Captions

The use of captions in this Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.

18.5. Other Provisions

Each Award granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Board, in its sole discretion.

18.6. Number and Gender

With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.

18.7. Severability

If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

18.8. Governing Law

The validity and construction of this Plan and the instruments evidencing the Awards hereunder shall be governed by the laws of the state of Michigan, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan and the instruments evidencing the Awards granted hereunder to the substantive laws of any other jurisdiction.

18.9. Code Section 409A

The Board intends to comply with Code Section 409A, or an exemption to Code Section 409A, with regard to Awards hereunder that constitute nonqualified deferred compensation within the meaning of Code Section 409A. To the extent that the Board determines that a Grantee would be subject to the additional 20% tax imposed on certain nonqualified deferred compensation plans pursuant to Code Section 409A as a result of any provision of any Award granted under this Plan, such provision shall be deemed amended to the minimum extent necessary to avoid application of such additional tax. The nature of any such amendment shall be determined by the Board.

To record adoption of the Plan by the Board as of June 11, 2010, and approval of the Plan by the stockholders on August 18, 2010, the Company has caused its authorized officer to execute the Plan.

LA-Z-BOY INCORPORATED

By

Title

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends a vote FOR the following directors for terms expiring in 2013.

1. Election of Directors
Nominees

	For All	Withhold All	For All Except
	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

01 Richard M. Gabrys 02 Janet L. Gurwitch 03 David K. Hehl 04 Edwin J. Holman

The Board of Directors recommends a vote FOR proposals 2 and 3.

		For	Against	Abstain
2	Board proposal to ratify PricewaterhouseCoopers LLP as our independent registered accounting firm for fiscal year 2011	☐	☐	☐
3	Board proposal to approve the La-Z-Boy Incorporated 2010 Omnibus Incentive Plan	☐	☐	☐

The Board of Directors recommends a vote AGAINST the following proposal:

		For	Against	Abstain
4	Shareholder proposal to amend the bylaws to reorganize the directors into one class	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

When shares are held by joint tenants both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000071323_1 R2.09.05.010

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/ are available at www.proxyvote.com .

LA-Z-BOY INCORPORATED
Annual Meeting of Shareholders
August 18, 2010 11:00 AM
This proxy is solicited by the Board of Directors

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Kurt L. Darrow and James W. Johnston, and both of them, Proxies with power of substitution to attend the Annual Meeting of the shareholders of La-Z-Boy Incorporated to be held at the La-Z-Boy Incorporated Auditorium, 1284 North Telegraph Road, Monroe, Michigan, August 18, 2010 at 11:00 A.M., Eastern Daylight Time, and any adjournment thereof, and thereat to vote all shares now or hereafter standing in the name of the undersigned.

This proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. If no direction is made, this proxy will be voted FOR all the director nominees listed in Proposal 1, FOR Proposal 2 and 3 and AGAINST Proposal 4.

Continued and to be signed on reverse side

0000071323_2 R2.09.05.010